                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement

                                          [_]CONFIDENTIAL, FOR USE OF THE
[X]Definitive Proxy Statement                COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           GOLDEN STATE BANCORP INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

                           GOLDEN STATE BANCORP INC.
                           414 NORTH CENTRAL AVENUE
                          GLENDALE, CALIFORNIA 91203

                                                                  March 4, 1998

Dear Stockholder:

  On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of Stockholders of Golden State Bancorp Inc. (the "Company") which will be held in the Hoeft Center Auditorium, located at 201 West Lexington Drive, Glendale, California 91203, at 10:00 a.m., California time, on April 8, 1998.

  As described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement, you will be asked at the Special Meeting to consider and vote on a proposal (the "Proposal") to authorize certain amendments to the Company's Certificate of Incorporation. If the Proposal is approved by the stockholders, the Company expects to declare a distribution of Litigation Tracking Warrants(TM) to the holders of the Company's Common Stock during the June 1998 quarter. Further information regarding the Proposal and the contemplated distribution of such warrants is contained in the accompanying Proxy Statement.

  The Board of Directors has unanimously approved the proposed amendments to the Company's Certificate of Incorporation described in the accompanying Proxy Statement and believes that the approval and adoption of the Proposal is in the best interests of the Company and its stockholders. Accordingly, the Board of Directors unanimously recommends that stockholders vote in favor of the Proposal.

  Your vote is very important, regardless of the amount of stock you own. Please complete and sign each proxy card you receive and return it as soon as possible in the postage-paid envelope provided even if you currently plan to attend the Special Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

  Thank you for your consideration of these matters and please vote today.

                                          Sincerely,

                                          /s/ Stephen J. Trafton

                                          Stephen J. Trafton
                                          Chairman of the Board,
                                          Chief Executive Officer and
                                          President

  IMPORTANT: IF YOUR COMMON STOCK IS HELD IN THE NAME OF A BROKERAGE FIRM OR NOMINEE, ONLY THAT FIRM OR NOMINEE CAN EXECUTE A PROXY ON YOUR BEHALF. TO ENSURE THAT YOUR STOCK IS VOTED, WE URGE YOU TO FOLLOW THE VOTING INSTRUCTIONS PROVIDED TO YOU BY SUCH FIRM OR NOMINEE WITH THIS PROXY STATEMENT OR TO TELEPHONE THE INDIVIDUAL RESPONSIBLE FOR YOUR ACCOUNT TODAY AND OBTAIN INSTRUCTIONS ON HOW TO DIRECT HIM OR HER TO EXECUTE A PROXY.

  IF YOU HAVE ANY QUESTIONS OR NEED HELP IN VOTING YOUR STOCK OR NEED DIRECTIONS TO THE SPECIAL MEETING, PLEASE TELEPHONE INVESTOR RELATIONS: (818) 500-2723, OR CALL OUR PROXY SOLICITOR, CORPORATE INVESTOR COMMUNICATIONS,
INC.: (888) 203-7301.

                           GOLDEN STATE BANCORP INC.
                            414 NORTH CENTRAL AVENUE
                           GLENDALE, CALIFORNIA 91203

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 8, 1998

                               ----------------

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Golden State Bancorp Inc. (the "Company") will be held in the Hoeft Center Auditorium, located at 201 West Lexington Drive, Glendale, California 91203, on April 8, 1998 at 10:00 a.m., California time, for the purpose of considering and voting on a proposal to authorize the following amendments to the Company's Certificate of Incorporation:

    1. increase the total number of authorized shares of the Company's Common Stock to 250,000,000; and

    2. amend the Certificate of Designations for the Company's Noncumulative Convertible Preferred Stock, Series A, as described in the accompanying Proxy Statement.

  If this proposal is approved by the stockholders, the Company expects to declare a distribution of Litigation Tracking Warrants(TM) to the holders of its Common Stock during the June 1998 quarter.

  The Board of Directors has selected February 17, 1998 as the record date for the Special Meeting. Only those record holders of Common Stock at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any postponements or adjournments thereof.

                                          By order of the Board of Directors


                                          /s/ James R. Eller, Jr.

                                          James R. Eller, Jr.
                                          Secretary

Glendale, California
March 4, 1998

                           GOLDEN STATE BANCORP INC.
                            414 NORTH CENTRAL AVENUE
                           GLENDALE, CALIFORNIA 91203

                                PROXY STATEMENT

PROXY STATEMENT SUMMARY.....................................................   3
  THE SPECIAL MEETING.......................................................   3
  THE PROPOSAL..............................................................   3
  THE LITIGATION............................................................   6
  TAX CONSEQUENCES..........................................................   7
  RISK FACTORS..............................................................   7
  RECENT DEVELOPMENTS.......................................................   7
GENERAL.....................................................................   9
THE PROPOSAL................................................................  10
  Charter Amendments........................................................  10
  Reasons for the Proposal..................................................  11
  Recommendation of the Board of Directors..................................  11
  No Appraisal Rights.......................................................  11
DISTRIBUTION OF LTWS........................................................  11
  Risk Factors..............................................................  11
  Effect of the Distribution on the Convertible Securities..................  14
  Accounting Treatment of the Distribution..................................  14
  ERISA Considerations......................................................  14
THE LITIGATION..............................................................  15
  Introduction..............................................................  15
  Proceedings Establishing the Government's Liability.......................  15
  Damages Trial.............................................................  15
  Bank Case.................................................................  16
  Government Case...........................................................  17
  Motion for Judgment upon Partial Findings.................................  18
  Pending Motions...........................................................  19
  Anticipated Timing........................................................  19
  Proposed Settlement.......................................................  20
  Ownership of the Claim; Management of the Litigation; Use of Proceeds.....  20
  Legal Expenses............................................................  20
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.......................  21
DESCRIPTION OF LTWS.........................................................  23
  General...................................................................  23
  Adjusted Litigation Recovery..............................................  24
  Determination of the Number of Warrant Shares.............................  24
  Exercise of the LTWs......................................................  24
  Adjustments...............................................................  25
  Rights of LTW Holders.....................................................  26
  Reservation of Shares.....................................................  26
  Amendment.................................................................  27
  Reports...................................................................  27
  The Warrant Agent.........................................................  27

DESCRIPTION OF CAPITAL STOCK................................................  28
  Common Stock..............................................................  28
  Preferred Stock...........................................................  28
BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT..........................  32
BENEFICIAL OWNERSHIP OF COMMON STOCK BY OTHERS..............................  33
OTHER BUSINESS..............................................................  34
STOCKHOLDER PROPOSALS.......................................................  34
AVAILABLE INFORMATION.......................................................  34
ANNEX A..................................................................... A-1
ANNEX B..................................................................... B-1

                            PROXY STATEMENT SUMMARY

  The following summary is qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this Proxy Statement. Stockholders of the Company are urged to read this Proxy Statement in its entirety.

                              THE SPECIAL MEETING

  This Proxy Statement and the enclosed form of proxy are being furnished to stockholders of Golden State Bancorp Inc., a Delaware corporation ("Golden State" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at a Special Meeting of Stockholders to be held in the Hoeft Center Auditorium, 201 West Lexington Drive, Glendale, California 91203 at 10:00 a.m., California time, on April 8, 1998, and at any postponements or adjournments thereof (the "Special Meeting").

  At the Special Meeting, the holders of common stock of the Company (the "Common Stock") will be asked to consider and vote on a proposal (the "Proposal") to make certain amendments to the Company's Certificate of Incorporation (the "Certificate of Incorporation"). If the Proposal is approved by the stockholders, the Company expects to declare a distribution (the "Distribution") of one Litigation Tracking Warrant(TM) (a "LTW(TM)") for each share of Common Stock outstanding on a date (the "Distribution Record Date") during the June 1998 quarter./1/ At the time of the Distribution, the Company will also reserve additional LTWs for future issuance to holders of outstanding Convertible Securities (as defined herein) of the Company. Unless the Proposal is approved, the Company will not make the Distribution. See "The Proposal." Completion of the Distribution is a condition to the Company's recently announced proposed merger with First Nationwide (Parent) Holdings, Inc. ("First Nationwide") and that company's subsidiary, California Federal Bank, A Federal Savings Bank ("Cal Fed"). See "Recent Developments." Stockholders should note, however, that the Golden State Board of Directors intends to proceed with the Distribution of LTWs independently of the Cal Fed Merger (as defined herein) and that only the Proposal described herein will be presented for consideration and approval at the Special Meeting to which this Proxy Statement relates. The Cal Fed Merger will be presented for consideration and approval at a separate meeting of Golden State stockholders that will be held later this year. A proxy statement containing a complete description of the Cal Fed Merger will be sent to Golden State stockholders in connection with that meeting.

  The Distribution is intended to provide holders of the Company's Common Stock with securities that reflect the value of the Litigation separately from the Company's underlying business and that afford investors an opportunity to invest in either or both securities depending on their investment objectives.

  The Board of Directors has selected February 17, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting. The only class of stock that will be entitled to vote at the Special Meeting is the Company's Common Stock, of which 51,085,174 shares were issued and outstanding at the close of business on January 30, 1998. The approval of the Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

                                  THE PROPOSAL

CHARTER AMENDMENTS

  The stockholders of the Company are being asked to consider and vote on the Proposal to authorize the Company to amend its Certificate of Incorporation in the following respects:

    1. to increase the total number of authorized shares of Common Stock of the Company to 250,000,000; and

    2. to effect certain amendments to the Certificate of Designations for the Company's Noncumulative Convertible Preferred Stock, Series A (the "Preferred Stock"), as described in "The Proposal--Charter Amendments."
--------
/1/ "Litigation Tracking Warrants" and "LTW" are trademarks of the Credit
 Suisse First Boston Corporation in connection with its investment banking services.

THE LTWS

  If the Proposal is approved and the LTWs are distributed as currently expected, the LTWs distributed to the holders of Common Stock will, if the Triggering Event described herein occurs, entitle the holders thereof (the "LTW Holders") to purchase shares of Common Stock having, in the aggregate, an Adjusted Market Value (as defined under "Description of LTWs--Determination of the Number of Warrant Shares") equal to the Adjusted Litigation Recovery (as defined below), if any. Each LTW will be exercisable for the number of shares of Common Stock having an Adjusted Market Value equal to the Adjusted Litigation Recovery divided by the number of LTWs issued or reserved for issuance as of the Distribution Record Date (expected to be approximately 85,700,000) at an exercise price per LTW equal to the number of shares of Common Stock for which the LTW is then exercisable multiplied by $1.00 (the "Exercise Price"). The Adjusted Litigation Recovery represents a portion of the proceeds that may be received by the Company from the United States Government (the "Government") as a result of the civil action (the "Litigation") filed by the Company's subsidiary, Glendale Federal Bank, Federal Saving Bank (the "Bank" or "Glendale Federal"), against the Government in 1990 in the United States Court of Federal Claims (the "Claims Court"). In the Litigation, the Government has been determined to be in breach of its contract with the Bank, as a result of certain changes, mandated by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and certain regulations promulgated thereunder (collectively, "FIRREA"), with respect to the rules for computing the Bank's regulatory capital. A trial is presently underway in the Claims Court to determine the amount of damages, if any, due to Glendale Federal as a result of the Government's breach of contract. See "The Litigation."

  The shares of Common Stock issued upon exercise of the LTWs will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The LTWs will not entitle the holders thereof to receive any dividends paid on, or to exercise any voting or other rights in respect of, the Common Stock prior to the exercise of the LTWs. See "Description of LTWs."

  The "Adjusted Litigation Recovery" will equal 85% of the amount obtained from the following equation: (a) the aggregate amount (the "Payment") of any cash payment and the fair market value of any property (as determined in good faith by the Board of Directors, on the basis of such relevant factors as it in good faith considers appropriate ("Fair Market Value")) actually received by the Bank pursuant to a final, nonappealable judgment in or final settlement of the Litigation (including any post-judgment interest actually received by the Bank on any such payment), minus (b) the sum of the following: (i) the aggregate expenses incurred previously and hereafter by the Bank in prosecuting the Litigation and obtaining the Payment, including, without limitation, that portion of the fees and expenses incurred pursuant to the Management Agreement (as defined below) attributable to the Litigation, (ii) the aggregate expenses incurred by the Company in connection with the creation, issuance and trading of the LTWs, including, without limitation, legal, financial advisory and accounting fees and the fees and expenses of the warrant agent and (iii) an amount equal to the net Payment (the Payment less the expenses described in the preceding clauses (i) and (ii)) multiplied by the highest, combined statutory rate of federal, state and local income taxes applicable to the Company during the tax year in which the full Payment is received (currently approximately 42%).

  Subject to the procedures established by the Company and described herein, LTW Holders will be entitled to exercise their LTWs only upon the occurrence of all of the following: (a) receipt by the Bank of the full Payment, (b) calculation by the Bank of the full amount of the Adjusted Litigation Recovery and (c) receipt of all regulatory approvals necessary to issue the shares of Common Stock to be issued upon the exercise of the LTWs, including the effectiveness of a registration statement relating to the issuance of such Common Stock under the Securities Act. The occurrence of the events described in clauses (a) through (c) is referred to herein as the "Triggering Event." See "Description of LTWs--Exercise of the LTWs." If the Triggering Event occurs, the Company will publicly announce (not more than 15 calendar days after the occurrence thereof), by means of a press release and by written notice (the "Exercise Notice") mailed to each record holder of LTWs, (i) that the Triggering Event has occurred, (ii) the aggregate number of shares for which the LTWs are exercisable, (iii) the number of shares of Common Stock for which one LTW is exercisable, (iv) the Exercise Price per LTW, (v) the manner in which the LTWs are exercisable and (vi) the date on which the LTWs will no longer be exercisable.

The LTWs will be exercisable for a period of 60 days following the date on which the Exercise Notice is first sent to the LTW Holders. Any LTWs not exercised prior to the end of such 60-day period will expire.

  Holders of LTWs will not be entitled to any interest or additional shares of Common Stock from the Company for the period of time between the date on which the Bank receives any Payment in connection with the Litigation and the date on which the LTWs become exercisable.

  The Company intends to list the LTWs on a securities exchange or an automated quotation system (although there can be no assurance that any such listing will be approved).

THE DISTRIBUTION

  Subject to the approval of the Proposal by the stockholders, the Company currently plans to distribute one LTW for each share of Common Stock outstanding on the Distribution Record Date, which date is currently expected to be during the June 1998 quarter.

  Prior to the Distribution, the Company intends to take appropriate steps to provide that (i) upon exercise or conversion of the Company's Preferred Stock; common stock purchase warrants (the "Five-Year Warrants") issued under the Warrant Agreement, dated February 23, 1993, by and between the Company and ChaseMellon Shareholder Services L.L.C. (as successor to Chemical Trust Company of California), as Warrant Agent; common stock purchase warrants (the "Seven-Year Warrants") issued under the Warrant Agreement, dated August 15, 1993, by and between the Company and ChaseMellon Shareholder Services L.L.C. (as successor to Chemical Trust Company of California), as Warrant Agent; and stock options issued by the Company (the "Stock Options", and together with the Preferred Stock, the Five-Year Warrants and the Seven-Year Warrants, the "Convertible Securities") in each case prior to the Triggering Event, the holders thereof would receive the shares of Common Stock underlying the Convertible Securities, plus a number of LTWs equal to the number of LTWs such holders would have received had such holders exercised or converted such Convertible Securities immediately prior to the Distribution Record Date and received LTWs in the Distribution and (ii) upon the exercise or conversion of the Convertible Securities on or after the Triggering Event, the holders would receive the number of shares of Common Stock equal to the number of shares of Common Stock such holders would have received had such holders (a) exercised or converted such Convertible Securities into LTWs and the shares of Common Stock underlying the Convertible Securities immediately prior to the Triggering Event and (b) then exercised such LTWs for the additional shares of Common Stock underlying such LTWs immediately after the Triggering Event. In addition, upon the occurrence of the Triggering Event, the conversion or exercise price of the Convertible Securities would increase by an amount equal to the aggregate Exercise Price of the number of LTWs underlying the Convertible Securities immediately prior to the Triggering Event. As a consequence of the anti-dilution provision described in clause (ii) above, the Convertible Securities holders will not be required to exercise or convert their Convertible Securities during the period that the LTWs are exercisable in order to obtain the benefit of the LTWs underlying their Convertible Securities.

  Based on the number of shares of Common Stock, Preferred Stock, Seven-Year Warrants, Five-Year Warrants and Stock Options expected to be outstanding on the Distribution Record Date (taking into account the currently expected issuances of Common Stock in connection with the pending merger of CENFED Financial Corporation, a Delaware corporation ("CENFED"), with a subsidiary of the Company (the "CENFED Merger")), if the Distribution occurred as currently anticipated, the number of LTWs that would be issued or reserved for issuance in respect of the Company's security holders on a fully distributed basis would be approximately 85,700,000. Of this total, the holders of the Company's Common Stock would receive approximately 58,200,000 LTWs and the number of LTWs reserved for issuance to holders of the Company's Preferred Stock, Seven-Year Warrants, Five-Year Warrants and Stock Options would be approximately 11,100,000; 10,800,000; 1,500 and 5,500,000, respectively.

  The Company will not issue any additional LTWs after the Distribution other than those reserved for issuance in connection with the exercise or conversion of Convertible Securities outstanding on the Distribution Record Date as described above.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE CHARTER AMENDMENTS DESCRIBED HEREIN AND BELIEVES THAT THE APPROVAL AND ADOPTION OF THE PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL.

  UNLESS THE PROPOSAL IS APPROVED, THE COMPANY WILL NOT MAKE THE DISTRIBUTION. COMPLETION OF THE DISTRIBUTION IS A CONDITION TO THE COMPANY'S PROPOSED MERGER WITH FIRST NATIONWIDE. SEE "RECENT DEVELOPMENTS."

                                 THE LITIGATION

  The "Litigation" is the case against the Government in the Claims Court captioned Glendale Federal Bank, F.S.B. v. United States, No. 90-772C, filed on August 15, 1990, in which the Bank contends that the Government is in breach of its contract with the Bank regarding the calculation of regulatory capital and, separately, that the Government unlawfully took the Bank's property without just compensation or due process in violation of the U.S. Constitution. The Bank's claims arose from changes, mandated by FIRREA, with respect to the rules for computing the Bank's regulatory capital.

  In July 1992, the Claims Court found in favor of the Bank's breach of contract claim, ruling that the Government had breached its express contractual commitment to permit the Bank to include supervisory goodwill in its regulatory capital and that the Bank is entitled to seek financial compensation. On appeal, the U.S. Supreme Court (the "Supreme Court"), by a vote of 7 to 2, ruled that the Government had breached its contract with the Bank and remanded the case to the Claims Court for a determination of damages.

  The trial to determine damages commenced on February 24, 1997 and a decision is anticipated during the June or September 1998 quarter. The Bank has presented evidence on three alternative damages theories in amounts ranging from $900 million to $1.9 billion. The Government denies that the Bank has suffered any compensable damages.

  Following the Claims Court's entry of judgment, the unsuccessful party in the case, or both parties, may appeal some or all of the decision to the U.S. Court of Appeals for the Federal Circuit (the "Federal Circuit"). Following receipt of the decision of the Federal Circuit, the unsuccessful party may petition for a rehearing en banc by such Court of Appeals. If such a request for rehearing is denied, the proceedings in the Federal Circuit are expected to take approximately one year. Appeal from the final decision of the Federal Circuit would be to the Supreme Court, although the Supreme Court could determine in its sole discretion not to hear the case. See "Litigation."

  There can be no assurance as to the amount or the timing of receipt of any damage award should such an award be obtained.

                                TAX CONSEQUENCES

  In general, for federal income tax purposes the receipt of the LTWs is expected not to result in taxable income to the holders of Common Stock. Holders of Common Stock should consult their own tax advisors regarding the tax consequences of the distribution, ownership and exercise of the LTWs. See "Certain United States Federal Income Tax Consequences."

                                  RISK FACTORS

  The LTWs, if distributed, would involve a high degree of risk. Such risks would include, among others, the risk of either no recovery in the Litigation or a recovery that is less than the expenses of the Litigation and the LTW issuance, in which case the LTWs will expire without ever becoming exercisable; the possible lack of an active trading market for the LTWs; the possibility that even if an active trading market does develop, the prices at which the LTWs trade may be highly volatile; possible limitations, due to the litigation process, on the Company's ability to make public disclosures regarding potentially material developments in the Litigation; the fact that the LTW Holders will have no right to control the Litigation; and the fact that the number of shares of Common Stock for which the LTWs may become exercisable, if any, will depend upon both the amount of the Adjusted Litigation Recovery as well as the Adjusted Market Value of the Company's Common Stock on the Determination Date (as defined herein), neither of which can be predicted at this time.

                              RECENT DEVELOPMENTS

  On February 5, 1998, the Company and First Nationwide, the parent of Cal Fed, announced that they had entered into an agreement (the "Cal Fed Merger Agreement") to merge in a tax-free exchange of shares (the "Cal Fed Merger"). After giving effect to the Cal Fed Merger, the resulting company, which is expected to be named California Federal Bank, A Federal Savings Bank, at the operating level and Golden State Bancorp Inc. at the holding company level, will be California's largest statewide community bank and fifth-largest depository institution, with a 6.4% statewide deposit market share, as well as a leading in-state provider of consumer, business and mortgage banking services. In addition, the combined entity will be the third-largest thrift institution in the country with assets in excess of $51 billion and will operate more than 400 branches with $28 billion in deposits.

  The transaction will take the form of a merger of First Nationwide into the Company, with the Company being the surviving entity (the "Combined Entity"). The Company's stockholders will own 55% to 58% of the Combined Entity. The terms and conditions of the Cal Fed Merger call for the Company's stockholders to own 58% of the Combined Entity if the adjusted volume-weighted average trading price (the "Adjusted Average Price") of the Common Stock during a period preceding the close of the Cal Fed Merger, but after the Distribution (the "Pricing Period"), is $32 per share or less, increasing to 55% of the Combined Entity if the Adjusted Average Price is $33 per share or more. For purposes of determining the Adjusted Average Price, the volume-weighted average trading price of the Common Stock will be adjusted downward by the implied market value per share of Common Stock of the Company's retained interest in the Litigation, as determined by the volume-weighted average trading price of the LTWs during the Pricing Period.

  The remainder of the Combined Entity will be owned by the two indirect shareholders of Cal Fed. Following the Cal Fed Merger, the Company is expected to have approximately 135 to 145 million shares of Common Stock outstanding.

  Because the Company will survive the Cal Fed Merger, LTWs outstanding or reserved for future issuance immediately prior to the Cal Fed Merger would be exercisable into common stock of the Combined Entity should the Triggering Event occur after the Cal Fed Merger.

  The Cal Fed Merger requires regulatory approval and the approval of the stockholders of the Company. A proxy statement with respect to the approval of the Cal Fed Merger by the Company's stockholders is expected to be mailed to the holders of the Company's Common Stock during the June 1998 quarter. The consummation of the Cal Fed Merger is also subject to other closing conditions, which include the approval of the Proposal and the distribution of the LTWs. The Cal Fed Merger is expected to close late in the September 1998 quarter.

  In connection with the execution of the Cal Fed Merger Agreement, the Company, Glendale Federal, Cal Fed and Mr. Stephen Trafton, Chairman and Chief Executive Officer, and Mr. Richard Fink, Vice Chairman, respectively, of the Company, entered into a litigation management agreement (the "Management Agreement"), which is to become effective upon the consummation of the Cal Fed Merger. The Management Agreement contemplates, among other things, that Messrs. Trafton and Fink will generally manage and make determinations concerning the conduct of the Litigation (as well as comparable litigation with respect to the treatment of regulatory goodwill in which Cal Fed is engaged against the U.S. government) on behalf of the Combined Entity. In this connection, Messrs. Trafton and Fink will report to a committee of the Board of Directors of the Combined Entity (the "Golden State Committee") with respect to matters related to the Litigation and the LTWs and to a separate committee with respect to the comparable Cal Fed litigation, and the Board of Directors of the Combined Entity will generally delegate its authority with respect to such matters to the respective committees. The Cal Fed Merger Agreement provides that the Combined Entity will cause each Golden State Director (as defined below) serving on the Combined Entity's Board of Directors to be appointed as a member of the Golden State Committee and that it will maintain the Golden State Committee as contemplated by the Management Agreement. The portion of the annual compensation and expenses of Messrs. Trafton and Fink pursuant to the Management Agreement attributable to the Litigation plus a contingent compensation payment equal in the aggregate to 0.5% of the amount of recovery, if any, in the Litigation will be treated as an expense of the Litigation in determining the Adjusted Litigation Recovery. The services of Messrs. Trafton and Fink under the Management Agreement may be terminated under certain circumstances set forth in the Management Agreement, and there is no assurance that such individuals will continue to manage the Litigation after the consummation of the Cal Fed Merger.

  It is anticipated that upon consummation of the Cal Fed Merger, the number of directors of the Combined Entity will be fifteen with five such directors (the "Golden State Directors") being selected from among the then-existing Board of Directors of the Company and the remaining ten such individuals, or two-thirds of the whole Board of Directors of the Combined Entity, being appointed by the Board of Directors of Cal Fed. From and after the consummation of the Cal Fed Merger until the earlier of a change in control of the Combined Entity or the resolution of all matters relating to the Litigation and the LTWs, the Combined Entity will continue to include each Golden State Director, or such Golden State Director's successor as designated by the Golden State Directors, on the list of nominees for director presented by the Combined Entity's Board at any annual meeting of stockholders at which such Golden State Director's term would expire. Further, it is anticipated that, following the consummation of the Cal Fed Merger, affiliates of Cal Fed will generally be in a position to control the management of the Combined Entity.

  The description of the provisions of the Management Agreement set forth above is not complete and is qualified in its entirety by reference to the Management Agreement, which is attached as Annex B hereto.

                                    GENERAL

  This Proxy Statement and the enclosed form of proxy are being furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting to be held in the Hoeft Center Auditorium, 201 West Lexington Drive, Glendale, California 91203 at 10:00 a.m., California time, on April 8, 1998.

  At the Special Meeting, the holders of Common Stock will be asked to consider and vote on the Proposal, which, if approved, would authorize the Company to amend its Certificate of Incorporation as described herein. If the Proposal is approved by the stockholders, the Company expects to declare a distribution of one LTW for each share of Common Stock during the June 1998 quarter. See "The Proposal."

  The Board of Directors has selected February 17, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting. The only class of stock that will be entitled to vote at the Special Meeting is the Company's Common Stock, of which 51,085,174 shares were issued and outstanding at the close of business on January 30, 1998.

  The approval of the Proposal will require the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date. The holders of Common Stock entitled to vote at the Special Meeting will have one vote per share on the Proposal and all procedural matters to come before the Special Meeting. The presence, in person or by proxy, at the Special Meeting of the holders of a majority of the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum for the transaction of business. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the Proposal. If a broker indicates on its proxy that the broker does not have discretionary authority to vote on the Proposal as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to the Proposal ("broker non-votes"). Because the vote on the Proposal requires the approval of a majority of the votes entitled to be cast by the stockholders of the outstanding shares of Common Stock, abstentions and broker non-votes will have the same effect as a vote against the Proposal.

  All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted FOR the Proposal and in the discretion of the proxy holders on any other matters submitted to a vote at the Special Meeting; provided, however, that no proxy which is voted against the Proposal will be voted in favor of any proposal to adjourn the Special Meeting in order to solicit additional votes in favor of the Proposal. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Special Meeting by giving written notice of such revocation to the Secretary of the Company (which notice may be given by the filing of a duly executed proxy bearing a later date) or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a previously granted proxy.

  A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

  The cost of this solicitation will be paid by Golden State. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies for a fee of $8,500 and reimbursement of certain expenses. To the extent necessary, proxies may also be solicited by the Company's personnel in person, by telephone or through other forms of communication. Golden State personnel who participate in this solicitation will not receive any additional compensation for such solicitation. The Company will request record holders of shares of Common Stock beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

  The Company's principal office is located at 414 North Central Avenue, Glendale, California 91203.

  The approximate date of mailing of this Proxy Statement is March 4, 1998.

                                 THE PROPOSAL

CHARTER AMENDMENTS

  The stockholders of the Company are being asked to consider and vote on the Proposal, which, if approved, would authorize the Company to amend its Certificate of Incorporation (collectively, the "Charter Amendments") in the following respects:

    1. to increase the total number of authorized shares of Common Stock to 250,000,000 (the "Authorized Share Increase"); and

    2. to effect certain amendments to the Certificate of Designations for the Preferred Stock, as described below (the "Preferred Stock Amendment").

  The Authorized Share Increase is being proposed by the Board of Directors so that the Company would have sufficient authorized but unissued shares of Common Stock to permit the exercise in full of all LTWs. Currently, depending on the disposition of the Litigation and the market price of the Common Stock, the Company would not necessarily have a sufficient number of shares of Common Stock authorized and unissued or held in treasury to permit the full exercise of the LTWs. In the Warrant Agreement (as defined herein), the Company will covenant and agree that it will use its best efforts to cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or any shares of Common Stock held in its treasury such number of shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding LTWs. See "The LTWs--Reservation of Shares."

  The Preferred Stock Amendment is being proposed by the Board of Directors in order to clarify the effect that the Distribution would have on the anti-dilution terms and conditions of the Preferred Stock. The Proposal is intended to clarify these provisions by amending the Certificate of Designations for the Preferred Stock to provide that (i) upon conversion of the Preferred Stock prior to the Triggering Event, the holders would receive the shares of Common Stock underlying the Preferred Stock, plus a number of LTWs equal to the number of LTWs such holder would have received had such holder converted such Preferred Stock immediately prior to the Distribution Record Date and received LTWs in the Distribution and (ii) upon conversion of the Preferred Stock on or after the Triggering Event, the holders would receive the number of shares of Common Stock equal to the number of shares of Common Stock such holders would have received had such holders (a) converted such Preferred Stock for LTWs and the shares of Common Stock underlying the Preferred Stock immediately prior to the Triggering Event and (b) then exercised such LTWs for the additional shares of Common Stock underlying the LTWs immediately after the Triggering Event. In addition, upon the occurrence of the Triggering Event, the conversion price of the Preferred Stock would increase by an amount equal to the aggregate Exercise Price of the number of LTWs underlying the Preferred Stock immediately prior to the Triggering Event.

  Subject to the approval by the stockholders of the Proposal, the Company plans to declare a distribution of one LTW for each share of Common Stock outstanding on the Distribution Record Date, which date is currently expected to be during the June 1998 quarter. At the time of the Distribution, the Company will also reserve additional LTWs for future issuance (as described above and elsewhere herein) to holders of Convertible Securities of the Company which are outstanding on the Distribution Record Date.

  If the Proposal is approved and the LTWs are distributed as currently expected, the Company, prior to delivering LTWs to its stockholders, would (i) declare the Distribution and set the Distribution Record Date in order to determine the holders of Common Stock entitled to receive LTWs, (ii) file an amendment to its Certificate of Incorporation substantially in the form of Annex A hereto with the Delaware Secretary of State in order to effect the Charter Amendments, (iii) file a registration statement with the Securities and Exchange Commission (the "SEC") in order to register the LTWs under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) file a registration statement with the SEC in order to register shares of Common Stock underlying the LTWs under the Securities Act and (v) file the necessary application to list the LTWs on a securities exchange or an automated quotation system (although there can be no assurance that any such listing will be approved).

  IF THE PROPOSAL IS NOT APPROVED BY THE STOCKHOLDERS, THE COMPANY WILL NOT DECLARE THE DISTRIBUTION AND THE LTWS WILL NOT BE ISSUED. COMPLETION OF THE DISTRIBUTION IS A CONDITION TO THE CAL FED MERGER. SEE "PROXY STATEMENT SUMMARY--RECENT DEVELOPMENTS."

REASONS FOR THE PROPOSAL

  After extensive study by management and outside advisors, the Board of Directors has determined that the Distribution is in the best interests of the Company and its stockholders. In order to effect the Distribution, the Board of Directors, after consultation with the Company's management and outside advisors, determined that it was necessary to amend certain provisions of the Company's Certificate of Incorporation before the Distribution could be made.

  The Distribution is intended to provide investors with securities reflecting the value of the Litigation separately from the Company's underlying business. In arriving at its decision, the Board of Directors considered various aspects of the Distribution. As part of this process the Board considered reports and analyses prepared with the advice and assistance of its financial and legal advisors. Among the principal factors considered by the Board were the following:

    1. A separate security tied to the value of the Litigation, such as the LTWs, would enable investors to gain a better understanding of the separate values of the Litigation and the Company and would create a framework for more focused equity research coverage by the investment community on the underlying business of the Company; and

    2. The Distribution would be tax free to both the Company and the Common Stockholders of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE CHARTER AMENDMENTS DESCRIBED HEREIN AND BELIEVES THAT THE APPROVAL AND ADOPTION OF THE PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL.

NO APPRAISAL RIGHTS

  Under Delaware law and the Company's Certificate of Incorporation, holders of shares of Common Stock and Convertible Securities will not have any appraisal rights in connection with the Proposal.

                             DISTRIBUTION OF LTWS

RISK FACTORS

  General. IF THE PROPOSAL IS APPROVED AND THE LTWS ARE DISTRIBUTED AS CURRENTLY EXPECTED, THE LTWS RECEIVED BY STOCKHOLDERS WILL INVOLVE A HIGH DEGREE OF RISK. RECIPIENTS OF THE LTWS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL THE OTHER INFORMATION SET FORTH HEREIN REGARDING THE LTWS.

  Forward Looking Statements. This Proxy Statement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and
Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Proxy Statement may be forward-looking statements. When used in this Proxy Statement, the words "intend," "estimate" and "expect" and similar expressions are intended to identify forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual matters to differ materially from management's expectations ("Cautionary Statements") are disclosed in this Proxy Statement, including, without limitation, in conjunction with the forward-looking statements included in this Proxy Statement and in the following paragraphs under this caption. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

  Amount of Damages. The trial to determine damages commenced on February 24, 1997 and is expected to conclude in the June 1998 quarter, with a decision anticipated in the June or September 1998 quarter. Due to the possibility of appeals of the trial court's decision, as well as other post-judgment procedures, it is currently anticipated that there may be an extended delay between the issuance of the trial court's judgment and the receipt by the Bank of any damage award.

  The Bank completed presentation of its case in chief on July 21, 1997. The Bank has presented evidence on three alternative damages theories: (1) "Expectation Damages", pursuant to which the Bank has presented evidence of damages in the amount of approximately $1.5 billion; (2) "Restitution", pursuant to which the Bank has presented evidence that it is entitled to receive in excess of approximately $1.9 billion; and (3) "Reliance Damages", pursuant to which the Bank has presented evidence of damages in the amount of approximately $900 million.

  The Government has filed motions with the Claims Court seeking leave to plead four new affirmative defenses to the Bank's claims. One of these new defenses asserts that certain testimony by Bank witnesses at the trial is inconsistent with prior documents filed by the Bank and that these inconsistencies constitute a fraud against the Government that should result in forfeiture of the Bank's right to compensation for the Government's breach of contract. The Government also requested the Claims Court to grant summary judgment on its fraud claim. On October 2, 1997, the Claims Court granted the Government leave to file an answer in the Litigation, including the addition of the four new affirmative defenses.

  While Glendale Federal has stated that the Government's motion is unfounded and without merit and urged the Claims Court not only to deny the motion but also to levy sanctions against the Government on the grounds that the fraud claim and related summary judgment motion appear to have been filed either for their intimidating effect or for the purpose of harassment, delay or increasing litigation costs, there can be no assurance that the Claims Court will deny the Government's summary judgment motion, that the Government's affirmative defenses will fail, that the Bank will obtain a recovery in the Litigation or that the LTWs will not be worthless.

  The Claims Court has deferred action on the Government's summary judgment motion and on Glendale Federal's motion for sanctions until the conclusion of the damages trial.

  Control of the Litigation. The Bank will retain sole and exclusive control of the Litigation and will retain 100% of any recovery from the Litigation. The Bank intends to pursue the Litigation with the same vigor as it has in the past. The Bank reserves the right, however, to terminate the Litigation in any manner it deems appropriate to serve the Bank's best interest. The LTW Holders will not have any rights against the Company or the Bank for any decision regarding the conduct or disposition of the Litigation, including, without limitation, any decision to dispose of the Litigation for an amount less than the amount it has claimed in damages in the ongoing trial in the Claims Court, without regard to the effect of any such settlement on the value of the LTWs. Although the Bank currently intends to continue prosecuting the Litigation and to seek a cash recovery in the amount claimed, there can be no assurance that the Bank will not make a different determination in the future. Upon completion of the Cal Fed Merger, the Litigation will be controlled, pursuant to the Management Agreement, by the Golden State Committee of the Combined Entity's Board of Directors and Messrs. Trafton and Fink (or any successors to either of them as Litigation Managers).

  Resolution of the Litigation. The Bank has asserted two principal legal theories to support its claims in the Litigation against the Government: first, the Bank maintains that the Government is in breach of a contractual commitment regarding the computation of the Bank's regulatory capital; and second, the Bank argues that changes to such computation methods constituted an unlawful taking of its property in violation of the U.S.

Constitution. The Supreme Court has held that the Government breached an express written contract with the Bank and is liable to the Bank for damages resulting from that breach. Notwithstanding the existence of the final judgment in favor of the Bank on the liability issues, there can be no assurance that the Bank will ultimately recover any damages. See "The Litigation." Neither the Claims Court nor the Supreme Court has considered the merits of the takings theory in the Litigation, and there can be no assurance that the Bank could prevail on that theory or that a recovery on such theory would be different from that under the breach of contract theory.

  Availability of Information Regarding Developments in the Litigation. The Company intends to report any material development regarding the Litigation to the extent feasible in its reports filed under the Exchange Act. The Company's ability to disclose details of the Litigation on a regular basis may be limited, however, by the inherent nature and rules of judicial proceedings, including, among other things, proceedings and filings that are sealed by the court, matters involving attorney-client privilege and proceedings that are conducted on a confidential basis by agreement of the parties, such as settlement negotiations.

  Limited Period for Exercise of the LTWs. No assurance can be given as to when the Litigation will be resolved and when, if ever, the Bank will receive a payment in respect of the Litigation. In addition, subject to the procedures established by the Bank and described herein, the LTW Holders will be entitled to exercise their LTWs only upon the occurrence of all of the following: (a) receipt by the Bank of the full Payment, (b) calculation by the Company of the full amount of the Adjusted Litigation Recovery and (c) receipt by the Company of all regulatory approvals necessary to issue the shares of Common Stock to be issued upon the exercise of the LTWs, including the effectiveness of a registration statement relating to the issuance of such Common Stock under the Securities Act. The occurrence of the events described in clauses (a) through
(c) is referred to herein as the "Triggering Event." If the Triggering Event occurs, the Company will publicly announce (not more than 15 calendar days after the occurrence thereof), by means of a press release and by written notice mailed to each record holder of LTWs, (i) that the Triggering Event has occurred, (ii) the aggregate number of shares for which the LTWs are exercisable, (iii) the number of shares of Common Stock for which one LTW is exercisable, (iv) the Exercise Price per LTW, (v) the manner in which the LTWs are exercisable and (vi) the date on which the LTWs will no longer be exercisable. The LTWs will become exercisable for a period of 60 days after the date on which the Exercise Notice is first sent to LTW Holders and will then expire. Any LTWs not exercised during such period will expire and be of no further value.

  Lack of Market for the LTWs; Possible Volatility in Trading Price. There is no current market for the LTWs. The Company intends to apply for listing of the LTWs on a securities exchange or an automated quotation system, but there can be no assurance, however, that the LTWs will be listed or, if so listed, that an active market will develop or be sustained. If such a market were to develop, there can be no assurance as to the prices at which the LTWs will trade or the volatility of such prices. The price of the LTWs is expected to depend primarily on a number of factors relating to the Litigation, including, without limitation, the nature of court decisions and opinions in the Litigation or in other similar proceedings, and speculation about the outcome of the Litigation, rather than by the Company's future results of operations and other factors that typically affect the price of traditional equity securities. As a result, while no prediction can be made as to the trading prices for the LTWs, such trading prices may experience significant volatility that is unrelated to the Company's operating results and prospects.

  Effect of the Distribution on the Trading Prices of the Common Stock. After the Distribution, the trading prices of the Common Stock are expected to depend primarily on the Company's results of operations and other factors that typically affect the price of traditional equity securities, rather than factors relating to the Litigation. However, there can be no assurance that the trading prices of the Common Stock will not be affected by factors relating to the Litigation and to the potential issuances of significant amounts of Common Stock upon exercise of the LTWs, particularly as the Litigation approaches final resolution. Accordingly, while the LTWs are outstanding the trading prices of the Common Stock may also experience significant volatility that is unrelated to the Company's operating results and prospects.

  Limitations on Ownership. Certain corporate or institutional holders of the Common Stock may be restricted by charter or by policy from holding securities such as the LTWs. All such holders of Common Stock should confirm that they are not prohibited from holding the LTWs.

EFFECT OF THE DISTRIBUTION ON THE CONVERTIBLE SECURITIES

  If the stockholders approve the Proposal, the Company will take appropriate steps prior to the Distribution to provide that (i) upon exercise or conversion of the Company's Convertible Securities prior to the Triggering Event, the holders thereof would receive the shares of Common Stock underlying the Convertible Securities, plus a number of LTWs equal to the number of LTWs such holders would have received had such holders exercised or converted such Convertible Securities immediately prior to the Distribution Record Date and received LTWs in the Distribution and (ii) upon the exercise or conversion of the Convertible Securities on or after the Triggering Event, the holders would receive the number of shares of Common Stock equal to the number of shares of Common Stock such holders would have received had such holders (a) exercised or converted such Convertible Securities for LTWs and the shares of Common Stock underlying the Convertible Securities immediately prior to the Triggering Event and (b) then exercised such LTWs for the additional shares of Common Stock underlying the LTWs immediately after the Triggering Event. In addition, upon the occurrence of the Triggering Event, the conversion or exercise price of the Convertible Securities would increase by an amount equal to the aggregate Exercise Price of the number of LTWs underlying the Convertible Securities immediately prior to the Triggering Event. As a consequence of the anti-dilution provision described in clause (ii) above, the Convertible Securities holders will not be required to exercise or convert their Convertible Securities during the period that the LTWs are exercisable in order to obtain the benefit of the LTWs underlying their Convertible Securities.

  Based on the number of shares of Common Stock, Preferred Stock, Seven-Year Warrants, Five-Year Warrants and Stock Options expected to be outstanding on the Distribution Record Date (taking into account the currently expected issuances of Common Stock in connection with the CENFED Merger), if the Distribution occurred as currently anticipated, the number of LTWs that would be issued or reserved for issuance to the Company's security holders on a fully distributed basis would be approximately 85,700,000. Of this total, the Common Stockholders would receive approximately 58,200,000 LTWs, and the number of LTWs reserved for issuance to holders of the Company's Preferred Stock, Seven-Year Warrants, Five-Year Warrants and Stock Options would be approximately 11,100,000; 10,800,000; 1,500 and 5,500,000, respectively.

  The Company will not issue any additional LTWs after the Distribution other than those reserved for issuance in connection with the exercise or conversion of Convertible Securities outstanding as of the Distribution Record Date as described above.

ACCOUNTING TREATMENT OF THE DISTRIBUTION

  It is anticipated that the Distribution will be accounted for in a manner similar to a stock split. Under this method of accounting, there will be no impact to the total amount of the Company's stockholders' equity.

ERISA CONSIDERATIONS

  Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), limits the extent to which the Company's pension plans (the "Company Plans") may hold "employer securities" which are not "qualifying employer securities". "Qualifying employer securities" for purposes of Section 407 are either stock or marketable obligations, which in either case meet the requirements set forth in ERISA. To the extent the LTWs would not constitute "qualifying employer securities", holding the LTWs could give rise to violations of Sections 406 and 407 of ERISA, which could result in the imposition of excise taxes or other liabilities. Consequently, unless the Company Plans obtain an exemption from the requirements of ERISA Section 407 from the U.S. Department of Labor, such plans will have to sell or dispose of the LTWs shortly after issuance.

                                THE LITIGATION

  THE LITIGATION INVOLVES FACTUAL AND LEGAL ISSUES THAT ARE HIGHLY COMPLEX AND CONTESTED. THEREFORE, THE FOLLOWING SUMMARY OF MATERIAL EVENTS DOES NOT PURPORT TO BE A FULL OR COMPLETE DESCRIPTION OF THOSE ISSUES PRESENTED, OR THE COURT OPINIONS RENDERED, IN THE LITIGATION; AND THE DESCRIPTION IS IN ALL RESPECTS QUALIFIED BY REFERENCE TO THE RECORDS OF PROCEEDINGS BEFORE THE COURTS INVOLVED IN THE LITIGATION, SUCH COURT OPINIONS AND THE RELEVANT LEGAL AUTHORITIES. As of January 31, 1998, the record of proceedings before the Claims Court consisted of thousands of pages of procedural filings, over 18,000 pages of testimony, and a comparably large (but uncounted) number of pages of evidentiary exhibits. The record of proceedings before the Claims Court may be examined at the Office of the Clerk of the Court located at 717 Madison Place, N.W. in Washington, D.C.

INTRODUCTION

  On August 15, 1990, the Bank commenced the Litigation, captioned Glendale Federal Bank, F.S.B. v. United States, No. 90-772C, against the Government in the Claims Court contending that the Government (i) was in breach of contract with the Bank and (ii) had unlawfully taken the Bank's property without just compensation or due process in violation of the U.S. Constitution. The Bank's claims arose from the contract entered into with the Government in connection with the Bank's acquisition of a failing Florida thrift in 1981. Under the contract, the Bank was authorized to include in its regulatory capital the goodwill recorded under the purchase method of accounting for that acquisition and to amortize that goodwill over a period of forty years. Following the adoption of FIRREA, the Bank was required to deduct this goodwill from its regulatory capital over a five-year phase-out period.

PROCEEDINGS ESTABLISHING THE GOVERNMENT'S LIABILITY

  The Claims Court initially bifurcated the proceedings in the Litigation, electing to decide liability issues first and reserving any consideration of damages until liability was decided. In July 1992 the Claims Court found in favor of the Bank's position on liability, ruling that the Government had entered into a legally binding contractual commitment to permit the Bank to include supervisory goodwill in its regulatory capital and had breached the contract so that the Bank is entitled to compensation. The Claims Court reserved ruling on the Bank's constitutional claims based upon a principle that such claims should not be addressed if complete relief is otherwise available to the claimant. Those constitutional claims remain pending and unresolved in the Claims Court. However, the constitutional claims may be rendered moot by the evidentiary proceedings on damages that are currently underway.

  The Government appealed the July 1992 Claims Court decision on liability. On May 25, 1993, a three-judge panel of the Federal Circuit reversed that decision, ruling that the Government was not liable for breach of contract, and remanded the case for trial of the Bank's constitutional and other claims. On August 18, 1993, the Federal Circuit granted the Bank's request for rehearing en banc and vacated the panel decision. On August 30, 1995, the Federal Circuit, by a 9 to 2 decision, affirmed the liability decision of the Claims Court in favor of the Bank. The Government subsequently appealed this decision to the Supreme Court. On July 1, 1996, the Supreme Court affirmed the Claims Court decision, with 7 of 9 Justices concurring that the Government had breached its contract with the Bank, and remanded the case to the Claims Court for a determination of damages.

DAMAGES TRIAL

  The trial to determine the amount of compensation owed the Bank by the Government as a consequence of its breach of contract commenced in the Claims Court on February 24, 1997, and is continuing. On the basis of pretrial motions of the parties argued in December 1996, the Claims Court granted permission for the Bank to present evidence on three alternative damage theories: (1) Expectation Damages, (2) Restitution, and (3) Reliance Damages. It is impractical to provide a full description of the elements of damage recoverable under each of those alternative damage theories. However, the following descriptions are provided for purposes of communicating a basic understanding of the Bank's legal theories.

  Expectation damages are generally intended to place the injured party in as good a position as it would have been in if the contract had been performed. Such damages may include the loss of any monetary benefits that the injured party would have received in the absence of the breach plus any other losses caused by the breach, less any costs or losses avoided by the injured party as a direct result of the breach.

  Restitution generally involves restoration to the injured party of any benefits conferred by it on the breaching party. The injured party's restitution interest is ordinarily measured by the reasonable value of the benefits conferred by its performance of the contract on the breaching party, reduced by any benefits received by the injured party through the breaching party's partial performance.

  Reliance damages are generally intended to restore the injured party to the position it would have been in if the contract had not been made. Reliance damages are generally measured by any expenditures made by the injured party in the course of performance of the contract or as a result of entering into the contract.

  Contract damages are generally limited to those which are foreseeable as a probable result of the breach, and require proof of the fact of damage with reasonable certainty. The Bank has the burden of proving the amounts of its damages, or the value of its performance as a basis for restitution, by a preponderance of the evidence.

  A federal statute prohibits the award of interest against the United States in judgments of the Claims Court unless a contract or statute expressly provides for payment of interest. The contract between the Bank and the Government does not provide for payment of interest by the Government in the event of breach, and the Bank is not aware of any statute which would provide for the award of interest on its claim against the United States. In the absence of such a contract or statute, interest is not recoverable, either for the period from the date of the breach through the date of entry of judgment by the Claims Court or upon a judgment of the Claims Court pending appeal. In the event that the Federal Circuit were to affirm a judgment by the Claims Court, the Bank could receive interest at a statutorily specified rate on the judgment from the time of the Federal Circuit decision through any subsequent appeals to the date of payment.

BANK CASE

  In support of its claims, the Bank has submitted evidence in support of its principal contentions, which are summarized as follows. Following the adoption of FIRREA in 1989 and the resulting reductions of its regulatory capital due to the phased elimination of the contractual goodwill from the Florida acquisition, the Bank faced imminent regulatory seizure by the Office of Thrift Supervision (the "OTS") in 1993. The Bank claims that in the attempt to remain in compliance with applicable regulatory capital requirements and avoid such seizure, it was forced to shrink from over $25 billion in total assets at the time of adoption of FIRREA to less than $15 billion in total assets in 1996. The Bank also claims that, due to the regulatory capital compliance problems caused by the Government's breach of contract and the resulting regulatory sanctions imposed by the OTS on the Bank, the Bank experienced a loss of public confidence in its financial stability that caused a significant increase in its cost of funds. Although the Bank successfully completed a major recapitalization in 1993, including raising $451 million of new equity capital, the Bank claims that it was also ultimately forced to sell its Florida operations and a wholly owned subsidiary bank located in the state of Washington because of regulatory capital compliance concerns.

  Under the Bank's expectation damages claim, the Bank has presented evidence at trial that the Government's breach had two principal adverse effects on the Bank. First, as noted above, the breach forced the Bank to shrink its asset size by more than $10 billion in an effort to maintain capital compliance. The Bank presented evidence that its forced asset shrinkage deprived the Bank of approximately $1.1 billion of past and future net earnings. Second, in addition to forcing the Bank to shrink significantly, the Government's breach substantially increased the costs of operating the smaller bank that remained. These increased operating costs include approximately $335 million in additional interest costs paid to depositors and lenders for funds, approximately $11.5 million in increased deposit insurance premiums paid to the FDIC, approximately $4.7 million in increased examination assessments paid to the OTS, and approximately $50 million in other increased costs caused by the breach. The Bank's claims for expectation damages total approximately $1.5 billion.

  Under its restitution claim, the Bank asserts that it is entitled to an amount in excess of $1.9 billion. The Bank has presented evidence that the Government has received benefits in that amount from its contract with the Bank which should be disgorged as a consequence of the breach of contract. The first of the benefits is based in part upon Government statements made at the time of the Bank's 1981 acquisition of the failing Florida thrift that the acquisition had saved the Government an estimated $750 million, apparently based on the Government's estimate of the cost of liquidating the Florida thrift, if that thrift had been forced into receivership. The Bank's calculations after the contract was entered put the estimated savings at approximately $800 million. The Bank claims that, having avoided those expenditures, the Government subsequently benefited by over $1 billion in insurance fund earnings on the amount saved. The Bank claims that the Government has also benefited by receiving approximately $18 million in payments from the Bank under certain provisions of the contract and by receiving approximately $16 million in increased deposit insurance premiums and OTS assessments. Offsetting benefits received by the Bank from the Florida acquisition and additional costs claimed by the Bank as a result of the breach make up the remaining elements of the Bank's $1.9 billion restitution claim.

  Under the Bank's reliance claim, the Bank has presented evidence at trial that its net expenditures made in reliance on the contract were comprised of:
(a) the Bank's assumption of net liabilities from the Florida thrift of more than $734 million; (b) the Bank's approximately $18 million in interest rate provision payments under the contract; (c) the approximately $335 million increase in the Bank's costs of funds caused by the breach; (d) the approximately $16 million in increased deposit insurance premiums and OTS assessments caused by the breach; and (e) other costs incurred because of the contract. When the Bank's gains under the contract are offset against its losses as contemplated by prevailing legal principles, the Bank's claims for reliance damages totals approximately $863 million.

  The Bank completed the presentation of its case in chief on July 21, 1997. At a status conference conducted in the Claims Court on July 29, 1997, the Court provided the parties with its impressions of the Bank's case while carefully stressing that those impressions were based solely on having heard the Bank's evidence and without benefit of hearing the Government's evidence. With that important limitation, the Claims Court nonetheless characterized the Bank's case as "exceedingly strong" and "convincing," and stated that it would, on the strength of the Bank's case, "grant . . . the recovery that [the Bank is] seeking, essentially the same amounts [it is] seeking."

GOVERNMENT CASE

  The Government began the presentation of its case on September 2, 1997 and had not completed its case in chief on February 26, 1998. Therefore, this is a summary of what the Bank perceives the Government's principal contentions to be based upon the Government's pretrial memoranda, opening arguments and the testimony of its witnesses as of February 26, 1998. The Bank expects that the Government's case will be closed and the Bank will begin the presentation of its rebuttal case on March 2, 1998.

  The Government contends and has presented evidence to support the position that the Bank was not damaged by the breach of the contract. Rather, the Government has presented evidence that, as a large, well capitalized institution, the Bank remained in capital compliance well after FIRREA and benefited from the elimination of supervisory goodwill because that eliminated poorly capitalized savings associations and thus reduced competition.

  In opposition to the Bank's claims for expectation damages, the Government has presented evidence to show that if, at the time of the breach, the Bank had possessed significant opportunities for earning profits, then the Bank could have avoided the loss of those profitable opportunities by replacing the supervisory goodwill with equity capital. The Government has contended that the only circumstances in which a thrift can both have credible opportunities for profits and be unable to raise capital to pursue those opportunities is if there has been a failure of the capital markets. The Government has presented evidence to show that the capital markets had not failed following FIRREA. As additional defenses against expectation damages, the Government has contended that the lost profits claimed by the Bank are speculative, remote and indirect; and, therefore, not allowable. Furthermore, the Government contends that it was simply unforeseeable at the time of the agreement that a breach which restricted the use of supervisory goodwill could cause the Bank to lose profits.

  The Government has also argued that the breach not only did not cause the Bank to forego any profitable opportunities, but that the breach benefited the Bank in prompting it to exit from high risk lending activities in which it was engaged prior to the breach, and which later resulted in substantial losses. The Government contends that the Bank had planned to expand the high risk lending activities even after the breach, and that the breach therefore caused the Bank to avoid additional high risk lending losses. The Government further contends that the Bank was forced by the breach to concentrate its investments in low risk-weighted mortgage-backed securities which, due to a favorable interest rate environment between 1990 and 1996, proved to be profitable for the Bank.

  The Government has further argued and presented evidence to support the position that the principal assumption underlying the Bank's claim for past and future lost profits, i.e. that the Bank would have earned a pre-tax return on the foregone assets ("ROA") of at least 1.1%, is invalid because, among other things, (1) it implies a degree of interest rate risk that would have been unacceptable to the Bank's management and Board of Directors and to the OTS; (2) the Bank would not have been able to acquire the amount of assets with the yield and credit characteristics necessary to produce a 1.1% pre-tax ROA; (3) the strategy implied by the Bank's lost profits claim is, at least for some years, inconsistent with the strategy the Bank in fact pursued during such years; (4) the Bank's calculation of the 1.1% pre-tax ROA erroneously assumes that retail deposits are cheaper than wholesale borrowings, which is often not true on a marginal basis (which the Government contends is the appropriate basis of comparison for damages purposes); and (5) the use of an expected pre-tax ROA of 1.1% is not supported by the Bank's prior operating history.

  The Government has presented evidence at trial that if the Government is liable for any damages at all, it is not for lost profits (because no profits were lost). Rather, any award of damages should be limited to transaction costs associated with the 1993 recapitalization of the Bank, and additional costs of funds, if any, caused by being out of regulatory capital compliance prior to raising replacement capital. Finally, the Government has argued that any damage award should not exceed the value of the total supervisory goodwill on the Bank's balance sheet at the time of FIRREA as the loss of that supervisory goodwill could not have injured the Bank in an amount greater than the amount of that goodwill, which was approximately $578 million as of December 31, 1989 according to a stipulation of the parties.

  The Government has further argued that no amount should be paid to the Bank based on its restitution and reliance claims. The Government asserts that the Bank was insolvent on a market value basis and, thus, had little to risk and little to contribute when it acquired the Florida thrift, and that the parties utilized supervisory goodwill as a bridge to assist the merged entity until interest rates fell. The Government has also presented evidence that the Bank's acquisition of the Florida thrift did not save the Government the approximately $800 million asserted by the Bank because that savings assumes the liquidation of the Florida thrift and the Government would not have followed that course of action. Instead, the Government asserts, it would have resolved the imminent failure of the Florida thrift through a substantially less expensive means, such as by the use of income capital certificates or placing the Florida thrift in a holding status until interest rates fell.

  The Government has further asserted that when interest rates did in fact fall after the merger, the assets acquired by the Bank increased significantly in value and thus the Bank profited substantially from the transaction. In addition, the Government asserts the Bank obtained substantial tax benefits from the acquisition of the Florida thrift, and received a substantial premium from the sale of both the Florida franchise and the Bank's Washington subsidiary. The Government claims that, as a result of these and other benefits, the Bank profited substantially from the merger, and therefore, is not entitled to restitution and has no reliance damages.

MOTION FOR JUDGMENT UPON PARTIAL FINDINGS

  After the conclusion of the Bank's presentation of its case on July 21, 1997, the Government filed a Motion for Judgment upon Partial Findings, seeking judgment in favor of the Government as a matter of law. The motion's contentions are summarized as follows:

    1. While the merger involved little or no actual cost to the Bank, it provided the Bank with certain and immediate benefits including (i) the generation of accounting income that increased the Bank's ability to withstand a period of high interest rates, (ii) the production of substantial tax advantages, (iii) access to an attractive market, and (iv) the franchise value of the acquired Florida thrift.

    2. Since the Bank paid nothing and risked nothing, and since it was insolvent on a mark-to-market value basis at the time of the Florida acquisition, returning the Bank to the status quo ante can hardly cost $2 billion.

    3. Following the adoption of FIRREA, the Bank's own business decisions, not the Government's actions, caused the Bank to experience a negative or otherwise weak return on assets throughout much of the 1990s.

    4. The Bank claims that it would have purchased securities on the wholesale market, funding those securities with borrowed funds and hoping that the interest generated by the securities would exceed the cost of such borrowing. As the profits or losses to be made depend solely on whether the interest rates paid on the borrowed funds turn out to be lower or higher than the interest received from the purchased security, such earnings projections, particularly running far out into the future, are speculative and uncertain.

    5. The Bank claims that, even when the Bank finally raised capital to replace the phased-out goodwill, that replacement does not limit its damages. Indeed, the Bank claims that the Government is liable for lost profits over a period of 32 years no matter how much capital the Bank actually raises in the meantime. Therefore, the Court should conclude that the Bank's damages claims are unsupportable as a matter of law.

  The Motion for Judgment upon Partial Findings was denied by the Claims Court on October 2, 1997. Such action is not a ruling on the merits of the Government's contentions, but rather it reflects an exercise of the Court's discretion to defer any action with respect to such proposed findings until the conclusion of the damages trial.

PENDING MOTIONS

  The Government has also filed a motion for summary judgment based upon a special plea in fraud. In support of that motion, the Government contends that certain affidavits of the Bank's management filed in 1991 and 1993 and the 1993 Statement of Remedy Claims filed by the Bank are inconsistent with trial testimony presented during the Bank's case in chief in their respective explanations of certain of management's decisions during the post-breach period. The Government's argument is that the respective documents and testimony were all submitted in support of the Bank's claim against the United States and, because of the inconsistencies, they cannot be all true. The Government motion contends that these circumstances constitute fraud in that the Bank has submitted false information in support of a claim against the United States and that, under the provisions of an applicable federal statute, the Bank has forfeited its claims.

  The Bank has opposed the Government's motion contending that there is no evidence of intentional misrepresentation; therefore, that the central proposition of the Government that the cited inconsistencies constitute fraud is frivolous. The Government extensively cross-examined the Bank's witnesses regarding these inconsistencies and the Court, in response to a direct inquiry from Government counsel during a July 29 status conference, stated that "those things were credibly explained to a high degree. The cross-examination did really no damage to the credibility of the witnesses." In view of these facts, in addition to its opposition to the Government's motion, the Bank filed a motion for Rule 11 sanctions against the Government. Rule 11 sanctions can be imposed for conduct which has an "improper purpose, such as to harass or to cause unnecessary delay or needless increase in the cost of litigation." The Court has deferred consideration of both the Government's motion for summary judgment and the Bank's motion for Rule 11 sanctions until after the conclusion of the trial.

ANTICIPATED TIMING

  It is anticipated that the evidentiary phase of the damages trial will conclude during the June 1998 quarter. Assuming that the trial concludes in that quarter, post-trial briefs would likely be filed and closing arguments conducted during the June or September 1998 quarter. A decision by the Claims Court is expected thereafter. Following the Claims Court's entry of judgment, the unsuccessful party in the case, or both parties, may appeal some or all of the decision to the Federal Circuit. Following receipt of the decision of the Federal Circuit, the unsuccessful party may petition for a rehearing en banc by such Court of Appeals. Assuming such a request for rehearing is denied, any proceedings in the Federal Circuit would be expected to take approximately one year (although there can be no assurance as to such timing). Appeal from the final decision of the Federal Circuit lies in the Supreme Court, although such Court could determine in its sole discretion not to hear the case.

  There can be no assurance as to the amount or the timing of receipt of any damage award in the event such award is made in the Bank's favor.

PROPOSED SETTLEMENT

  On November 20, 1997, the Bank offered to settle the Litigation for $1.5 billion, and committed to investing an amount equal to such settlement proceeds in loans and other investments for the benefit of low- and moderate-income and minority communities in the Bank's service area. The settlement offer expired on January 30, 1998 without having been accepted by the Government. In the event that any settlement were agreed to by the Bank and the Government, prior to the time the Distribution of the LTWs is declared by the Board of Directors, the Bank would not proceed with the Distribution of LTWs.

OWNERSHIP OF THE CLAIM; MANAGEMENT OF THE LITIGATION; USE OF PROCEEDS

  The Bank's claims against the Government that are the basis for the Litigation are, and will remain, an asset of the Bank. Federal law prohibits the assignment or transfer of claims against the Government without the Government's consent except under limited circumstances not applicable to the claims involved in the Litigation. Accordingly, the creation and distribution of the LTW's will not result in the ownership, direct or indirect, by holders of LTWs of any interest in the Bank's claims against the Government or the Litigation. Holders of LTWs will own only the right to acquire, for the Exercise Price, shares of the Company's Common Stock having an Adjusted Market Value equal to the Adjusted Litigation Recovery.

  Because ownership of the claims against the Government will remain with the Bank, the Bank will have the sole and exclusive right to manage the Litigation and to resolve the claims involved therein in its sole discretion. Upon completion of the Cal Fed Merger, the Litigation will be managed by the Golden State Committee of the Combined Entity's Board of Directors and Messrs. Trafton and Fink (or any successors as Litigation Managers), pursuant to the Management Agreement. Holders of LTWs will have no right or interest in directing any decision with respect to the conduct of the Litigation.

  The proceeds, if any, received by the Bank in resolution or settlement of the Litigation will also be owned by the Bank, which will have the sole and exclusive right to determine how such proceeds will be employed. Such uses could include, but are not limited to, retention in the Bank or distribution to the Company to fund the ongoing business activities of the Bank or the Company, to fund acquisition activities of the Bank or the Company, to fund the repurchase of outstanding securities of the Company, or to fund a special cash dividend or distribution to security holders of the Company. To the extent holders of LTWs exercise their LTWs following the Bank's receipt of such proceeds, their interest in such proceeds will be limited to their interests as holders of the Common Stock of the Company. Holders of LTWs will have no other interest in Litigation proceeds.

LEGAL EXPENSES

  Legal expenses related to the Litigation are substantial. During the period from the commencement of the Litigation to December 31, 1997, the Bank has incurred legal expenses in the amount of approximately $38.4 million. The Bank expects to incur legal expenses of up to approximately $6 million pre-tax per quarter for the duration of the damages trial. Costs will be incurred during any appeal process; however, they are expected to be at a significantly lower rate per quarter. Under the terms of the LTWs, the amount of the Bank's aggregate expenses incurred in prosecuting the Litigation, including that portion of the compensation and expenses of Messrs. Trafton and Fink pursuant to the Management Agreement that are attributable to the Litigation, would be deducted from the amount of proceeds prior to determining the amount of Common Stock distributable upon exercise of the LTWs.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Simpson Thacher & Bartlett, special United States federal income tax counsel to the Company, the following summary addresses the material United States federal income tax consequences of the distribution, ownership and exercise of the LTWs. This discussion is intended only as a descriptive summary and does not address any special United States tax consequences that may be applicable to holders that are subject to special treatment under the Internal Revenue Code of 1986, as amended, such as foreign holders, dealers in securities, financial institutions, life insurance companies or persons holding Common Stock as part of a hedging or conversion transaction or a straddle. In addition, this discussion deals only with matters discussed herein and does not address the United States federal income tax consequences to holders who may receive Common Stock in business combinations or other transactions such as the Merger between a subsidiary of the Company and CENFED and the Cal Fed Merger. Such holders should consult the proxy statements that will be distributed in connection with the CENFED Merger and the Cal Fed Merger.

  In general, for federal income tax purposes (1) the receipt of the LTWs will not result in taxable income to the holders of Common Stock; (2) if the fair market value of the LTWs is 15% or more of the value of the Common Stock, the tax basis of a holder's Common Stock held on the date of the distribution of the LTWs will be allocated between the LTWs and such Common Stock based on the relative fair market values of the LTWs and the Common Stock; (3) the holding period of the LTWs will include the holding period during which the holders held the Common Stock upon which the LTWs were distributed; (4) holders will recognize capital gain or loss on the sale or exchange of the LTWs; (5) upon exercise of the LTWs, holders will not recognize gain or loss upon the receipt of Common Stock; (6) upon exercise of the LTWs, holders will recognize taxable capital gain or loss equal to the difference between the cash received in lieu of a fractional share and any tax basis allocable to the fractional share; (7) the basis in the Common Stock received upon exercise of the LTWs will include the amount paid for such Common Stock plus the basis in the LTWs exercised; and (8) the holding period of the Common Stock received on exercise of the LTWs will begin on the date upon which such LTWs are exercised.

  There is no authority that specifically defines the meaning of a "right to acquire stock" or that bears directly on the characterization of rights with terms that are identical to the LTWs or the circumstances under which the LTWs are issued. The foregoing summary of the federal income tax consequences is based on the treatment of the LTWs as rights to acquire stock within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended. It is possible, therefore, that the Internal Revenue Service (the "Service") could recharacterize the LTWs or the distribution thereof. The Service could assert, for example, that the LTWs represent stock of the Company instead of the right to acquire such Common Stock. If the LTWs were characterized as stock of the Company, the receipt of such LTWs would not result in taxable income to the holders. However, if the LTWs were treated as stock of the Company, upon exercise of such LTWs, the holding period of the common stock received would include the period that the holder held the LTWs. Moreover, the Company believes that full adjustments have been made for the holders of the Convertible Securities to take into account the distribution of the LTWs, as required under Section 305, and to prevent an increase in the proportionate interest of the holders of Common Stock. However, if a full adjustment has not been made, such an increase in the proportionate interests of the holders of Common Stock could be treated as a distribution to such holders, taxable as ordinary income to the extent of the Company's current and accumulated earnings and profits.

FIVE-YEAR WARRANTS AND SEVEN-YEAR WARRANTS

  As a result of the distribution of the LTWs, holders of both the Five-Year Warrants and the Seven-Year Warrants will be entitled to acquire Common Stock of the Company and LTWs prior to the occurrence of a Triggering Event (or Common Stock of the Company after the occurrence of a Triggering Event), as discussed in "Distribution of LTWs--Effect of the Distribution on the Convertible Securities." Upon the exercise of the Five-Year Warrants and Seven-Year Warrants for Common Stock and LTWs, the basis and purchase price payable would be allocated among the Common Stock and the LTWs received based on their relative fair market values.

PREFERRED STOCK

  As discussed in "Distribution of LTWs--Effect of the Distribution on the Convertible Securities," the Proposal would, if adopted, amend the terms of the Preferred Stock to entitle the holders of the Preferred Stock to the same rights in respect of the Distribution as the Five-Year Warrants and Seven-Year Warrants. Under Treasury regulations that are effective March 9, 1998, the conversion of the Preferred Stock into Common Stock and LTWs would not be taxable to the holders of the Preferred Stock and each holder's basis in the Preferred Stock converted would be allocated among the Common Stock and LTWs received based on their respective fair market values.

STOCK OPTIONS

  As a result of the distribution of the LTWs, holders of Stock Options will be entitled to acquire Common Stock of the Company and LTWs prior to the occurrence of a Triggering Event (or Common Stock of the Company after the occurrence of a Triggering Event), as discussed in "Distribution of LTWs-- Effect of the Distribution on the Convertible Securities." As Stock Option holders are generally not taxed until exercise of their Stock Options, the adjustment of such options as described herein will not result in immediate taxation. Upon exercise of the Stock Options, however, the holders thereof will recognize ordinary income equal to the excess of (a) the fair market value of the Common Stock and LTWs received upon exercise of the Stock Option over (b) the exercise price of such option.

  THE FOREGOING IS A GENERAL DESCRIPTION OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION OF THE LTWS BY THE COMPANY. HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT, DISPOSITION AND EXERCISE OF THE LTWS IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

                              DESCRIPTION OF LTWS

  The LTWs will be issued pursuant to a warrant agreement (the "Warrant Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as warrant agent (the "Warrant Agent"). The following summary of material provisions of the Warrant Agreement and the LTWs does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement and the LTWs, including the definitions therein of certain terms.

GENERAL

  The LTWs, in the aggregate, will, upon exercise, entitle the LTW Holders to purchase shares of Common Stock (the "Warrant Shares") with an Adjusted Market Value (as defined herein) equal to the Adjusted Litigation Recovery, if any. Each LTW will be exercisable for the number of shares of Common Stock having an Adjusted Market Value equal to the Adjusted Litigation Recovery divided by the number of LTWs issued or reserved for issuance as of the Distribution Record Date, currently estimated to be approximately 85,700,000, at an exercise price per LTW equal to the number of whole shares of Common Stock into which the LTW is then exercisable times $1.00 (the "Exercise Price"). Unless exercised, the LTWs will automatically expire on the date, which is not subject to extension by the Company, that is the earlier of (a) 60 days after the date on which the Exercise Notice is first sent to LTW Holders or (b) the giving of notice by the Company to the Warrant Agent that the Litigation has been disposed of in a manner such that no shares of Common Stock will be issuable under the terms of the LTWs (the "Expiration Date"). The Warrant Shares will be registered under the Securities Act.

  To determine the number of Warrant Shares that an LTW would be exercisable for and the value of such LTW, an LTW Holder can apply the following formula:

      ALR    =  Adjusted Litigation Recovery
      AMV    =  the Adjusted Market Value of a share of Common Stock
                the number of LTWs issued or reserved for issuance on the
      ALTWs  =  Distribution Record Date
      WS     =  the number of Warrant Shares

      Number of Warrant Shares per LTW        =  ALR      x       1
                                                 ---             -----
                                                 AMV             ALTWs

     The value of one LTW = (WS x (AMV + $1.00)) - (WS x $1.00)

For example, if the Adjusted Market Value of the Common Stock on the occurrence of the Triggering Event were $30.00, the number of LTWs issued or reserved for issuance on the Distribution Record Date were 85,700,000 and the Adjusted Litigation Recovery were $250 million, then the number of Warrant Shares issuable upon exercise of each LTW would be 0.0972 and the value per LTW would be $2.9171. If, in the same example, the Adjusted Litigation Recovery were $500 million, then the number of Warrant Shares issuable upon exercise of each LTW would be 0.1945 and the value per LTW would be $5.8343, and if the Adjusted Litigation Recovery were $1.0 billion, then the number of Warrant Shares issuable upon exercise of each LTW would be 0.3890 and the value per LTW would be $11.6685. However, if the Adjusted Litigation Recovery were zero, the LTWs would be worthless.

  The holders of the LTWs will have no right to vote on matters submitted to the stockholders of the Company and have no right to receive dividends or other distributions on the Common Stock prior to the exercise of the LTWs. The holders of the LTWs will not be entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs.

ADJUSTED LITIGATION RECOVERY

  The "Adjusted Litigation Recovery" will equal 85% of the amount obtained from the following equation: (a) the aggregate amount (the "Payment") of any cash payment and the Fair Market Value of any property actually received by the Bank pursuant to a final, nonappealable judgment in or final settlement of the Litigation (including any post-judgment interest actually received by the Bank on any payment), minus (b) the sum of the following: (i) the aggregate expenses incurred previously and hereafter by the Bank in prosecuting the Litigation and obtaining the Payment, including, without limitation, that portion of the compensation and expenses of Messrs. Trafton and Fink under the Management Agreement attributable to the Litigation, (ii) the aggregate expenses incurred by the Company in connection with the creation, issuance and trading of the LTWs, including, without limitation, legal, financial advisory and accounting fees and the fees and expenses of the Warrant Agent and (iii) an amount equal to the net Payment (the Payment less the expenses described in the preceding clauses (i) and (ii)) multiplied by the highest, combined statutory rate of federal, state and local income taxes applicable to the Company during the tax year in which the full Payment is received (currently approximately 42%). The Company's determination of the amounts to be deducted from the Payment and the amount of the Adjusted Litigation Recovery will be final, conclusive and binding on the LTW Holders.

DETERMINATION OF THE NUMBER OF WARRANT SHARES

  At such time, if any, as the Company receives the Payment, the Company shall determine the Adjusted Market Value of a share of Common Stock on the 30th calendar day prior to the date on which the Bank receives the total amount of the Payment (the "Determination Date"). The "Adjusted Market Value" of a share of Common Stock on the Determination Date will equal the average of the daily Closing Prices (as defined below) for the thirty consecutive Trading Days ending on and including the Determination Date, minus $1.00; provided that if the context in which this defined term is used is with respect to securities other than shares of Common Stock, then "Adjusted Market Value" means the average daily Closing Prices of a unit of such securities for the thirty consecutive Trading Days ending on and including the Determination Date, minus $1.00; and provided further that if the context in which this defined term is used is with respect to property other than securities, then "Adjusted Market Value" means the Fair Market Value of the amount of such property distributable in respect of one share of Common Stock. The term "Closing Price" on any day shall mean the closing sale price regular way (with any relevant due bills attached) on such day, or in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way (with any relevant due bills attached), in each case on the New York Stock Exchange Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges), or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Common Stock has been traded during the five consecutive Trading Days ending on and including the Determination Date), or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices regular way (with any relevant due bills attached) of the Common Stock on the over-the-counter market on the day in question as reported by Nasdaq, or a similar generally accepted reporting service, or if not so available as determined in good faith by the Board of Directors, on the basis of such relevant factors as it in good faith considers appropriate. The term "Trading Day " shall mean a day on which the New York Stock Exchange or Nasdaq (or any of their successors) is open for the transaction of business. The aggregate number of Warrant Shares will equal the Adjusted Litigation Recovery divided by the Adjusted Market Value of a share of Common Stock on the Determination Date. Each LTW will be exercisable for the number of shares of Common Stock (or other securities or property as described above) having an Adjusted Market Value equal to the Adjusted Litigation Recovery divided by the number of LTWs issued or reserved for issuance on the Distribution Record Date, currently estimated to be approximately 85,700,000.

EXERCISE OF THE LTWS

  Subject to the procedures established by the Company and described herein, the LTW Holders will be entitled to exercise their LTWs only upon the occurrence of all of the following: (a) receipt by the Company of the full Payment, (b) calculation by the Company of the full amount of the Adjusted Litigation Recovery and (c) receipt by the Company of all regulatory approvals necessary to issue the Warrant Shares, including the effectiveness of a registration statement relating to the issuance of such shares under the Securities Act. The occurrence of the events described in clauses (a) through (c) is referred to herein as the "Triggering Event." If the Payment is payable by the Government in installments, the Triggering Event will not occur until the Bank receives the last installment of the Payment.

  Holders of LTWs will not be entitled to any interest or additional shares of Common Stock from the Company for the period of time between the date on which the Bank receives any Payment in connection with the Litigation and the date on which the LTWs become exercisable.

  If the Triggering Event occurs, the Company will publicly announce (not more than 15 calendar days after the occurrence thereof) by means of a press release and by written notice mailed to each record holder of LTWs (i) that the Triggering Event has occurred, (ii) the aggregate number of shares for which the LTWs are exercisable, (iii) the number of shares of Common Stock for which one LTW is exercisable, (iv) the Exercise Price per LTW, (v) the manner in which the LTWs are exercisable and (vi) the date on which the LTWs will no longer be exercisable. The LTWs may be exercised prior to the Expiration Date by surrendering to the Company the certificates representing the LTWs (the "LTW Certificates"), with the accompanying form of election to purchase, properly completed and executed, together with payment of the Exercise Price. Payment of the Exercise Price may be made in the form of a certified or official bank check or personal check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Upon surrender of the LTW Certificate and payment of the Exercise Price, the Warrant Agent will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of whole Warrant Shares or other securities or property to which such holder is entitled under the LTWs and Warrant Agreement, including, without limitation, any cash payable to adjust for fractional interests in Warrant Shares issuable upon such exercise. If less than all of the LTWs evidenced by an LTW Certificate are exercised, a new LTW Certificate will be issued for the remaining number of LTWs.

  No fractional Warrant Share will be issued upon exercise of the LTWs. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the foregoing provision, be issuable upon the exercise of any LTWs (or specified portion thereof), the LTW Holder will receive an amount in cash equal to the sum of the Adjusted Market Value per Warrant Share and $1.00, multiplied by such fraction, computed to the nearest whole cent.

  LTW Certificates will be issued in global form or registered form as definitive warrant certificates and no service charge will be made for registration of transfer or exchange upon surrender of any LTW Certificate at the office of the Warrant Agent maintained for that purpose. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of LTW Certificates.

ADJUSTMENTS

  In case of certain reclassifications, redesignations, reorganizations or changes in the outstanding shares of Common Stock or consolidations or mergers of the Company or the sale of all or substantially all of the assets of the Company, each LTW shall thereafter be exercisable for the right to receive the kind of shares of stock or other securities or property into which the Common Stock was converted or for which the Common Stock was exchanged or which was distributed to the holders of the Common Stock in such transaction or event, such that each LTW may be exercised for a number of shares of such stock or other securities or an amount of property equal to the Adjusted Litigation Recovery divided by the number of LTWs issued or reserved for issuance on the Distribution Record Date (currently estimated to be approximately 85,700,000) divided by the Adjusted Market Value of the shares of capital stock or other securities or property for or into which one share of Common

Stock was exchanged or converted into as a result of such event. For example, if the Company were to be acquired for securities and, upon the occurrence of the Triggering Event, the Adjusted Market Value of the number of securities that one share of Common Stock was converted into was $30, the number of LTWs issued or reserved for issuance on the Distribution Record Date was 85,700,000 and the Adjusted Litigation Recovery was $500 million, then, upon exercise of an LTW and the payment of the Exercise Price of $0.1945, the holder of such LTW would receive $6.0288 in such securities.

RIGHTS OF LTW HOLDERS

  The Bank will retain sole and exclusive control of the Litigation and will retain 100% of the proceeds of any recovery from the Litigation. The Litigation will remain an asset of the Bank and the Bank intends to pursue the Litigation with the same vigor as it has in the past. The Bank reserves the right, however, to terminate the Litigation in any manner it deems appropriate to serve the Bank's best interest. The LTW Holders will not have any rights against the Company or the Bank for any decision regarding the conduct of the Litigation or disposition of the Litigation for an amount less than the amount it has claimed in damages in the ongoing trial in the Claims Court, regardless of the effect on the value of the LTWs. Although the Bank currently intends to continue prosecuting the Litigation and to seek a cash recovery in the amount claimed, there can be no assurance that the Bank will not make a different determination in the future.

  All rights of action in respect of the LTWs will be vested in the respective registered LTW Holders; provided, however, that no registered LTW Holder will have the right to enforce, institute or maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the LTWs, unless (a) such registered LTW Holder has previously given written notice to the Company of the substance of such dispute, and registered LTW Holders of at least 25% in interest of the issued and outstanding LTWs have given written notice to the Company of their support for the institution of such proceeding to resolve such dispute, (b) written notice of the substance of such dispute and of the support for the institution of such proceeding by such holders has been provided by the Company to the Warrant Agent, and (c) the Warrant Agent has not instituted appropriate proceedings with respect to such dispute within 30 days following the date of such written notice to the Warrant Agent, it being understood and intended that no one or more registered LTW Holders will have the right in any manner whatsoever to affect, disturb or prejudice the rights of any other registered LTW Holders, or to obtain or to seek to obtain priority or preference over any other LTW Holders or to enforce any rights of the LTW Holders, except in the manner described above for the equal and ratable benefit of all registered LTW Holders. Except as described above, no LTW Holder will have the right to enforce, institute or maintain any suit, action or proceeding to enforce, or otherwise act in respect of, the LTWs.

  The LTW Holders will have no voting rights, no liquidation preference and no rights to dividends or other distributions prior to the exercise of such LTWs following the occurrence, if any, of the Triggering Event.

RESERVATION OF SHARES

  In the Warrant Agreement, the Company will covenant and agree that it will use its best efforts to cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or any shares of Common Stock held in its treasury, such number of shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding LTWs. Currently, depending on the disposition of the Litigation, the Company may not have a sufficient number of shares of Common Stock authorized and unissued or held in treasury to permit the full exercise of the LTWs. Accordingly, the Proposal is intended to increase the number of shares of Common Stock that the Company is authorized to issue to 250,000,000, which the Company estimates (based on various assumptions) will be sufficient to permit the exercise in full of all LTWs expected to be outstanding. There can be no assurance, however, that this will be the case.

  If, upon the occurrence of the Triggering Event, the number of shares of Common Stock authorized but unissued plus the number of shares of Common Stock held in the Company's treasury is less than the number of shares of Common Stock necessary to permit the exercise of the LTWs in full (the number of shares of Common

Stock comprising such deficiency being the "Number of Shortfall Shares"), then the Company will be required by the terms of the Warrant Agreement either (i) to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, commence a tender offer for an aggregate number of shares of Common Stock at least equal to the Number of Shortfall Shares or (ii) call a special meeting of Common Stockholders for the purpose of increasing the number of authorized shares of Common Stock in an amount at least equal to the Number of Shortfall Shares. In such an event, the Expiration Date of the LTWs will be automatically extended to 60 days after
(a) the date on which the tender offer referred to in clause (i) is successfully completed or (b) the effective date of the increase in the number of authorized shares of Common Stock referred to in clause (ii) above.

  The Warrant Agreement provides that shares of Common Stock issued upon exercise of the LTWs will, upon such issuance, be fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

AMENDMENT

  From time to time, the Company and the Warrant Agent, without the consent of the holders of the LTWs, may amend or supplement the Warrant Agreement for certain purposes, including, without limitation, curing defects or inconsistencies or making any change that does not adversely affect the rights of any holder. Any amendment or supplement to the Warrant Agreement that has an adverse effect on the interests of the holders of the LTWs will require the written consent of the holders of a majority of the then outstanding LTWs. The consent of each holder of the LTWs affected will be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares (or other securities or property) purchasable upon exercise of LTWs would be decreased (other than pursuant to adjustments provided for in the Warrant Agreement).

REPORTS

  So long as any of the LTWs remain outstanding, the Company shall cause copies of its annual report to stockholders and all other documents which are provided to holders of its Common Stock generally to be filed with the Warrant Agent and mailed to the holder at their addresses appearing in the register of LTWs maintained by the Warrant Agent.

THE WARRANT AGENT

  ChaseMellon Shareholder Services, L.L.C. will act as warrant agent for the LTWs (the "Warrant Agent"). The Warrant Agent will maintain books for registration and transfer of the LTWs issued hereunder. The Company and its affiliates may maintain banking relationships and obtain other services from the Warrant Agent and its affiliates in the ordinary course of their respective businesses.

                         DESCRIPTION OF CAPITAL STOCK

  The statements under this caption are brief summaries of the material terms of the Company's capital stock, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the more complete descriptions contained in the Certificate of Incorporation and By-laws which are incorporated by reference herein.

  The current authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, $1.00 par value per share, and (ii) 50,000,000 shares of preferred stock, $1.00 par value per share. As of January 30, 1998, 51,085,174 shares of Common Stock and 4,621,982 shares of preferred stock were issued and outstanding.

COMMON STOCK

  Shares of Common Stock are entitled to share equally in the assets available for distribution upon liquidation, subject to any prior rights of the holders of any series of preferred stock then outstanding. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of the Company out of assets of the Company legally available for payment, subject to the superior rights of the holders of any series of preferred stock that may be issued. Because the Company is a holding company, the right of the Company to participate in any distribution of the assets of Glendale Federal or its other subsidiaries is subject to the prior claims of creditors of Glendale Federal and such other subsidiaries. There are various legal limitations on the extent to which the Bank may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Company. Each share of Common Stock is entitled to one vote, except as to the cumulation of votes in the election of directors. There are no preemptive or other rights to subscribe for any shares.

  Effect of the Proposal. If approved and adopted by the stockholders, the Proposal would increase the number of shares of Common Stock the Company is authorized to issue to 250,000,000.

PREFERRED STOCK

  The outstanding shares of Preferred Stock currently constitute the Company's only outstanding series of preferred stock.

  Rank. The Preferred Stock is subordinate to all indebtedness of the Company and structurally subordinate to all liabilities of Glendale Federal (including, without limitation, its customer deposit accounts) and the Company's other subsidiaries. The Preferred Stock is, prior to conversion, superior and prior in rank to the Common Stock and to all other Junior Stock. "Junior Stock" is defined for this purpose to mean Common Stock and any other classes or series of equity securities of the Company not expressly designated as being on a parity with, or senior to, the Preferred Stock. The Company has the power to create and issue additional preferred stock or other classes of stock ranking on a parity with the Preferred Stock, or that constitute Junior Stock, without any approval or consent of the holders of the Preferred Stock.

  Dividends. Holders of the Preferred Stock are entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available therefor, noncumulative cash dividends at an annual rate of 8.75% (expressed as a percentage of the per share liquidation preference of the Preferred Stock). Dividends on the Preferred Stock are payable in quarterly installments as of the first day of January, April, July and October of each year to holders of record as of a date fixed by the Board of Directors of the Company not less than 30 or more than 60 days prior to the date such dividend is paid. Quarterly dividend periods (each a "Preferred Stock Dividend Period") include December 1, March 1, June 1 and September 1 of each year and end on and include the date preceding commencement of the next following Preferred Stock Dividend Period. Dividends on the shares of Preferred Stock are noncumulative so that if a dividend on the shares of Preferred Stock with respect to any Preferred Stock Dividend Period is not declared by the Board of Directors, then the Company will not be obligated at any time to pay a dividend on the shares of Preferred Stock in respect of such Preferred Stock Dividend Period, whether or not dividends are declared and paid in respect of any subsequent dividend period.

  Unless full cash dividends on the Preferred Stock for a Preferred Stock Dividend Period have been or are contemporaneously declared and paid (or declared and a sum sufficient for the payment thereof set apart), no full dividends may be declared or paid or set apart for payment on preferred stock of any series ranking, as to dividends, on a parity with the Preferred Stock for any period. When cash dividends are not paid in full (or declared and a sum sufficient for such full payment so set apart) upon the preferred stock of any series ranking, as to dividends, on a parity with the Preferred Stock, no dividends may be declared on any series of stock ranking, as to dividends, junior to the Preferred Stock and all dividends declared upon shares of Preferred Stock and any such parity stock will be declared pro rata based upon the respective amounts that would have been paid thereon had dividends been paid in full.

  Unless (i) full cash dividends on the Preferred Stock have been declared and paid or set aside for payment for the four most recent Preferred Stock Dividend Periods and (ii) the Company has declared a cash dividend on the Preferred Stock at the annual dividend rate for the current Preferred Stock Dividend Period and sufficient funds have been set apart for the payment of such cash dividend, the Company may not declare, pay or set aside for payment any dividends (other than dividends payable in Common Stock or Junior Stock) or make any other distribution upon Junior Stock or redeem, purchase or otherwise acquire any Junior Stock for any consideration (and no monies may be paid to or made available for a sinking fund for the redemption of any shares of any such stock) except by conversion into or exchange for Junior Stock.

  Conversion. The Preferred Stock is convertible, at the option of the holders thereof, into Common Stock at a conversion ratio of 2.404 shares of Common Stock for each share of Preferred Stock, subject to adjustment in certain events as described below.

  The conversion right with respect to such shares terminates at the close of business on the fifth day immediately preceding the date fixed for redemption (as described under "Optional Redemption" below) of such shares, provided that no default by the Company in the payment of the applicable redemption price (including any declared and unpaid dividends) shall have occurred and be continuing on the date fixed for such redemption, unless a notice of conversion shall have been received, and the certificate(s) representing the shares to be converted shall have been surrendered, prior to that time.

  The holder of record of a share of Preferred Stock on a record date with respect to the payment of a dividend declared on the Preferred Stock is entitled to receive such dividend on such share of Preferred Stock on the corresponding dividend payment date notwithstanding the conversion thereof after such record date. No payment or adjustment is to be made on conversion for dividends declared on the shares of Preferred Stock or for dividends on Common Stock issued on conversion.

  The conversion price is subject to adjustment in certain events, including:
(i) the issuance of any capital stock of the Company as a dividend or distribution on Common Stock; (ii) the combination, subdivision or reclassification of Common Stock; (iii) the issuance to all holders of Common Stock of rights or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price (as defined) of Common Stock;
(iv) the distribution to all holders of Common Stock of evidences of indebtedness or other assets (including securities, but excluding the dividends, distributions, rights and warrants, referred to in clauses (i) and
(iii) above, and any dividend or distribution paid in cash out of surplus or retained earnings); or (v) the issuance, sale or exchange of shares of Common Stock for consideration having a fair market value that is less than the current market value. No such adjustment of less than 1% of the conversion rate will be required; provided, that any such adjustment not made due to this limitation must be carried forward and taken into account in any subsequent adjustment determination.

  Optional Redemption. Subject to applicable laws or regulations, the shares of Preferred Stock are redeemable, in whole or in part, at the option of the Company, on 20 to 45 days notice, from time to time at any time on or after October 1, 1998 at the following per share redemption prices plus, in each case, an amount equal to any dividends that have been declared thereon but remain unpaid as of the date of redemption, if redeemed during the twelve-month period beginning October 1 of each of the following years:

                                   REDEMPTION PRICE PER
            YEAR                 SHARE OF PREFERRED STOCK
            ----                 ------------------------
            1998................        $26.09375
            1999................         25.87500
            2000................         25.65625
            2001................         25.43750
            2002................         25.21875
            2003 and
             thereafter.........         25.00000

  If a notice to convert shares of Preferred Stock into shares of Common Stock, as described under "Conversion" above, shall have been received by the Company and the certificates representing such shares shall have been surrendered on or prior to the fifth day immediately preceding the redemption date specified in the notice of redemption, such shares may not be redeemed.

  After a notice of redemption has been given, if on or before the redemption date specified therein all funds necessary for such redemption have been set aside by the Company separate and apart from its other funds or deposited in trust for the account of the holders of the shares to be redeemed, on and after such redemption date, notwithstanding that any certificate for shares of the Preferred Stock so called for redemption has not been surrendered for cancellation, the shares represented thereby will be deemed no longer to be outstanding, the dividends thereon will cease to accrue, and all rights with respect to such shares so called for redemption will cease and terminate, except only the right to receive such money set aside or deposited in trust without interest.

  Voting Rights. Except as described below or as otherwise required by law, the holders of Preferred Stock do not have any voting rights.

  If the Company fails to pay cash dividends on the Preferred Stock with respect to any six Preferred Stock Dividend Periods the number of directors of the Company will be increased by two and, subject to compliance with any requirement for regulatory approval of (or nonobjection to) persons serving as directors, the holders of Preferred Stock, together with any other holders of parity stock having similar voting rights as the Preferred Stock, voting together as a single class, will have the right to elect two additional members of the Board of Directors at the next annual meeting and at each subsequent annual meeting until dividends have been paid or declared on the Preferred Stock and set apart for payment for four consecutive Preferred Stock Dividend Periods.

  So long as any Preferred Stock is outstanding and unless the consent or approval of a greater number of shares is then required by law or regulation, the Company may not, without the affirmative vote or consent of the holders of two-thirds of all outstanding shares of Preferred Stock voting as a separate class, amend or otherwise alter or repeal any provision of the Company's Certificate of Incorporation, including any supplementary charter section, which would materially and adversely affect the rights, preferences, powers or privileges of the Preferred Stock, including any amendment which would authorize, create, issue or increase the authorized or issued amount of any class or series of any equity securities of the Company, ranking prior thereto as to dividends or upon liquidation, dissolution or winding up of the Company or any warrants, options or other rights convertible or exchangeable into or evidencing a right to purchase any amount of any such class or series.

  In addition, the Company may not, under the terms of the Preferred Stock, incur Indebtedness (as defined) that would rank prior to the Preferred Stock without the affirmative vote or consent of the holders of a majority of the outstanding shares of Preferred Stock. The term "Indebtedness" is defined for this purpose as indebtedness for money borrowed, indebtedness evidenced by notes, debentures, bonds or other securities and any renewals, deferrals, increases or extensions of any such indebtedness, but does not include any of the foregoing types of indebtedness incurred by a subsidiary of the Company or the proceeds of which are to be applied to redeem or repurchase all then outstanding shares of the Preferred Stock.

  Liquidation Rights. Upon liquidation, dissolution or winding up of the affairs of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of Preferred Stock are entitled to receive in full out of the assets of the Company, including its capital, $25.00 per share of Preferred Stock, plus any dividends that have been declared but remain unpaid as of such date, before any amount shall be paid or distributed to the holders of Common Stock or other Junior Stock. If, upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock and all other outstanding parity stock cannot be paid in full, the holders of each series of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount to which they are entitled. After payment of the full preferential amount to which they are entitled upon any liquidation, dissolution or winding up, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. The merger or consolidation of the Company into or with any other company or the merger of any other company into it, or the sale, lease or conveyance of all or part of the assets of the Company, shall not be deemed to be a voluntary or involuntary dissolution, liquidation, or winding up.

  Effect of the Proposal. The Proposal is intended to clarify the effect the Distribution would have on holders of Preferred Stock by amending the Certificate of Designations for the Preferred Stock to provide that (i) upon conversion of the Preferred Stock prior to the Triggering Event, the holders would receive the shares of Common Stock underlying the Preferred Stock, plus a number of LTWs equal to the number of LTWs such holder would have received had such holder converted such Preferred Stock immediately prior to the Distribution Record Date and received LTWs in the Distribution and (ii) upon the conversion of the Preferred Stock on or after the Triggering Event, the holders would receive the number of shares of Common Stock equal to the number of shares of Common Stock such holders would have received had such holders
(a) converted such Preferred Stock for LTWs and the shares of Common Stock underlying the Preferred Stock immediately prior to the Triggering Event and
(b) then exercised such LTWs for the additional shares of Common Stock underlying the LTWs immediately after the Triggering Event. In addition, upon the occurrence of the Triggering Event, the conversion price of the Preferred Stock would increase by an amount equal to the aggregate Exercise Price of the number of LTWs underlying the Preferred Stock immediately prior to the Triggering Event.

              BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT

  The following table sets forth information as of December 31, 1997, concerning the shares of Common Stock beneficially owned by each director of the Company, by the Chief executive officer of the Company and the four other highest paid executive officers of the Company's and by all directors and executive officers of the Company as a group. All shares are of Common Stock except as otherwise specifically indicated.

                                              AMOUNT AND NATURE OF  PERCENT OF
   NAME OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP    CLASS
   ------------------------                   --------------------  ----------
   William J. Birch..........................        170,177(1)           *
   Diane C. Creel............................         20,100(2)           *
   Brian P. Dempsey..........................         30,500(3)           *
   Richard A. Fink...........................        292,000(4)           *
   John E. Haynes............................        173,342(5)           *
   Terry D. Hess.............................        141,717(6)           *
   John F. King..............................         20,300(2)           *
   John F. Kooken............................         33,404(2)(7)        *
   Paul J. Orfalea...........................          1,000              *
   Thomas S. Sayles..........................              0              *
   Cora M. Tellez............................              0              *
   Stephen J. Trafton........................        834,633(8)        1.57%
   Gilbert R. Vasquez........................         20,331(2)           *
   All directors and executive officers as a
    group (25 persons).......................      2,159,232(9)        4.06%

--------
 *Less than one percent of the outstanding shares in each case.
(1) Includes options to acquire 170,167 shares.
(2) Includes options to acquire 20,000 shares. Mr. King's options are held by a family trust, of which he is a trustee, for which voting authority is shared.
(3) Includes options to acquire 30,000 shares. Voting and investment power are shared as to 500 shares.
(4) Includes options to acquire 290,000 shares and 2,000 shares of Common Stock that are held jointly with Mr. Fink's spouse, as to which voting and investment power are shared.
(5) Includes options to acquire 173,334 shares.
(6) Includes options to acquire 141,667 shares.
(7) Includes 2,404 shares of Common Stock that Mr. Kooken has the right to receive upon the conversion of 1,000 shares of Preferred Stock owned by him.
(8) Includes options to acquire 833,333 shares. 1,300 shares of Common Stock are held as Trustee of the Trafton Family Trust, for which voting authority is shared. Options to acquire 80,000 shares are held by the Stephen J. Trafton and Diane L. Trafton Limited Partnership, L.P., of which Mr. Trafton is a general partner. Voting authority is shared as to such shares in such Partnership.
(9) Includes 143 shares held at December 31, 1997 under the Company's Sheltered Pay Plan, 2,404 shares that Mr. Kooken has the right to acquire upon the conversion of his 1,000 shares of Preferred Stock, 962 shares that an executive has the right to acquire upon the conversion of 400 shares of Preferred Stock, and an aggregate of 2,133,932 shares which the directors and executive officers have the power to acquire pursuant to outstanding options granted under the Golden State Amended and Restated Stock Option and Long-Term Performance Incentive Plan. Also includes 103,500 shares as to which voting and investment power are shared.

                BENEFICIAL OWNERSHIP OF COMMON STOCK BY OTHERS

  Except as set forth below, management knows of no person who owned more than five percent of the Company's outstanding Common Stock as of February 17, 1998.

                                              AMOUNT AND NATURE OF PERCENT OF
NAME OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP   CLASS
------------------------                      -------------------- ----------
FMR Corp.; Fidelity Management & Research
 Company; Edward C. Johnson 3d; Abigail P.
 Johnson, Devonshire Street, Boston,
 Massachusetts 02109.........................      5,087,380(1)       9.99%(1)
RCM Capital Management LLC, Four Embarcadero
 Center,
 San Francisco, California 94111.............      3,482,075(2)       6.90%(2)
Boston Partners Asset Management LP;
 Boston Partners, Inc.; Desmond John
 Heathwood,
 One Financial Center, Boston Massachussetts
 02111.......................................      2,880,100(3)        5.5%(3)

--------
(1) Amount and nature of beneficial ownership and percent of class are taken from a Schedule 13G dated February 14, 1998 filed pursuant to the Exchange Act which states that FMR Corp.'s beneficial ownership derives from its ownership of Fidelity Management & Research Company, which acts as an investment advisor and beneficially owns 4,944,730 shares (9.71%) of Common Stock, and from its ownership of Fidelity Management Trust Company. Such filing indicates that (i) of FMR Corp.'s and Fidelity Management & Research Company's beneficially owned shares, 468,780 are shares that may be obtained upon the conversion of 195,000 shares of the Preferred Stock,
    (ii) the beneficial ownership of Edward C. Johnson 3d and Abigail P. Johnson derives from their control of FMR Corp. and (iii) FMR Corp. and Mr. and Ms. Johnson have sole power to vote and to dispose of all reported shares.
(2) Amount and nature of beneficial ownership and percent of class are taken from Schedule 13G dated January 30, 1998 filed pursuant to the Exchange Act which states that RCM Capital Management LLC ("RCM") has sole voting power over 2,336,500 shares, sole investment discretion over 3,406,075 shares and shared investment discretion over 76,000 shares. RCM is a wholly owned subsidiary of Dresdner Bank AG ("Dresdner"), an international banking organization headquartered in Frankfurt, Germany. Dresdner has beneficial ownership of the 3,482,075 shares only to the extent that Dresdner may be deemed to have beneficial ownership of securities owned by RCM. As of January 31, 1998, Dresdner also held 20,800 shares of Common Stock, over which it had sole voting power and sole investment discretion. RCM Limited, L.P. ("RCM Limited") is the managing agent of RCM and has beneficial ownership of the 3,482,075 shares to the extent that RCM Limited may be deemed to have beneficial ownership of securities beneficially owned by RCM. RCM General Corporation ("RCM General") is the general partner of RCM Limited. RCM General has beneficial ownership of the 3,406,075 shares to the extent that RCM General may be deemed to have beneficial ownership of securities beneficially owned by RCM.
(3) Amount and nature of beneficial ownership and percent of class are taken from Amendment No. 2 dated February 14, 1998 to a Schedule 13G filed pursuant to the Exchange Act which states that Boston Partners Asset Management LP ("BPAM") beneficially owns 2,880,100 shares of Common Stock. Such filing indicates that of BPAM's beneficially owned shares, (i) 680,266 shares are Common Stock owned of record, (ii) 1,827,040 are shares that may be obtained upon the conversion of 760,000 shares of Preferred Stock and (iii) 372,794 are shares that may be obtained upon the exercise of 372,794 presently exercisable Warrants. Boston Partners, Inc. ("BP") is the sole general partner of BPAM and has beneficial ownership of the 2,880,100 shares to the extent that BP may be deemed to have beneficial ownership of securities beneficially owned by BPAM. Mr. Heathwood is the principal stockholder of BP and has beneficial ownership of the 2,880,100 shares to the extent that Mr. Heathwood may be deemed to have beneficial ownership of securities beneficially owned by BP.

                                OTHER BUSINESS

  The Company's Bylaws state that the business to be transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of such meeting. Accordingly, no business other than the consideration of the Proposal shall be considered or taken up at the Special Meeting.

                             STOCKHOLDER PROPOSALS

  Any stockholder wishing to have a proposal considered for inclusion in the Board of Directors' proxy solicitation materials for the 1998 Annual Meeting must, in addition to other applicable requirements, set forth such proposal in writing and file it with the Secretary of Golden State on or before May 30, 1998. The Board of Directors will review any proposals from stockholders received by that date and will determine whether applicable requirements have been met for inclusion of any such proposals in such 1998 proxy solicitation materials.

                             AVAILABLE INFORMATION

  The Company and Glendale Federal are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports and other information with the SEC and the OTS, respectively. Such reports and other information filed by the Company may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Thirteenth Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC also maintains a site accessible to the public by computer on the World Wide Web, at http://www.sec.gov, which site contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company. Such reports and other information filed by the Bank may be inspected and copied at the public reference facilities maintained by the OTS at 1700 G Street, N.W., Washington, D.C. 20552, or at the OTS Western Region Office, One Montgomery Street, San Francisco, California 94120.

  The Common Stock is listed on the New York Stock Exchange and the Pacific Exchange. Reports and other information concerning the Company may also be inspected at the New York Stock Exchange located at 11 Wall Street, New York, New York 10006 and at the Pacific Exchange located at 301 Pine Street, San Francisco, California 94104.

                                          By order of the Board of Directors

                                          /s/ James R. Eller, Jr.

                                          James R. Eller, Jr.
                                          Secretary

March 4, 1998

                                                                        ANNEX A

              PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

  The Company's Certificate of Incorporation currently authorizes the Company to issue 100,000,000 shares of its Common Stock, par value $1.00 per share. The Board of Directors has determined that it is in the best interest of the Company and its stockholders that the number of authorized shares of Common Stock be increased to an aggregate total of 200,000,000 shares.

  Accordingly, the Board of Directors recommends that the stockholders approve an amendment to the first paragraph of Article FOURTH of the Certificate of Incorporation to read as follows:

    FOURTH: The total number of shares of all classes of stock which this corporation shall have authority to issue is three hundred million (300,000,000), of which two hundred and fifty million (250,000,000) shall be common stock, par value $1.00 per share, and fifty million (50,000,000) shall be serial preferred stock, par value $1.00 per share.

               PROPOSED AMENDMENT TO CERTIFICATE OF DESIGNATIONS

   In connection with the Distribution, the Board of Directors has approved an amendment to the Certificate of Designations of the Company's Noncumulative Convertible Preferred Stock, Series A (the "Preferred Stock") to clarify the application of the antidilution provisions therein to a distribution of LTWs.

  Accordingly, the Board of Directors recommends that the holders of the Common Stock approve amending Section IV.C(3) of the Certificate of Designations of the Preferred Stock by (i) inserting the subparagraph reference "(a)" immediately following "(3)" and (ii) adding a new paragraph
(b) as follows:

    (b) In the event that the Company shall, at any time or from time to time while any shares of the Series A Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, any litigation tracking warrants ("LTWs"), then (i) if a holder of the Series A Preferred Stock converts its shares of Series A Preferred Stock prior to the date upon which such warrants to purchase shares of Common Stock become exercisable (the "Triggering Date"), such holder shall receive (A) the number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible without giving any effect to such dividend or distribution of LTWs and (B) the number of LTWs equal to the number of LTWs such holder would have received had such holder converted its Series A Preferred Stock into Common Stock immediately prior to the record date for the distribution of the LTWs and received LTWs in such dividend or distribution or (ii) if a holder of the Series A Preferred Stock converts its shares of Series A Preferred Stock into Common Stock on or after the Triggering Date, such holder shall receive the number of shares of Common Stock equal to the number of shares of Common Stock such holder would have received had such holder (x) converted its shares of Series A Preferred Stock into shares of Common Stock and LTWs immediately prior to the Triggering Date and (y) then exercised such LTWs for the shares of Common Stock underlying such LTWs immediately after the Triggering Date. As a result of an adjustment pursuant to clause (ii) above, the Conversion Price of the Series A Preferred Stock shall be increased by an amount equal to the aggregate exercise price of the number of LTWs underlying the Series A Preferred Stock immediately prior to the Triggering Date.

                                                                        ANNEX B

                        LITIGATION MANAGEMENT AGREEMENT

  THIS AGREEMENT (the "Management Agreement"), dated as of February 4, 1998, is by and among Golden State Bancorp Inc., a Delaware corporation ("GSB" and, as the surviving corporation in the merger contemplated by the Agreement (as defined herein), the "Company"), Glendale Federal Bank, Federal Savings Bank ("Glendale Federal"), California Federal Bank, A Federal Savings Bank ("California Federal" and, together with Glendale Federal, the "Banks")), and the other persons whose names are set forth on the signature pages hereto.

  WHEREAS, Glendale Federal is currently a plaintiff in an action titled Glendale Federal Bank, F.S.B. v. United States of America, Civil Action No. 90-772C, U.S. Court of Federal Claims (together with any appeal thereof or other proceeding related thereto, the "Glendale Litigation"); and

  WHEREAS, California Federal is currently a plaintiff in an action titled California Federal Bank, A Federal Savings Bank v. United States of America, Civil Action No. 92-138C, U.S. Court of Federal Claims (together with any appeal thereof or other proceedings related thereto, the "CalFed Litigation" and, together with the Glendale Litigation, the "Goodwill Litigation"); and

  WHEREAS, on July 28, 1995, California Federal distributed Participation Interests representing the right to receive a pro rata portion of approximately 25 percent of the net after-tax proceeds of the CalFed Litigation (each, a "CALGZ") and on January 3, 1997, California Federal distributed Secondary Participation Interests representing the right to receive a pro rata portion of 60 percent of the net after-tax proceeds, in excess of certain threshold recovery amounts and net of distributions to the holders of the CALGZs, of the CalFed Litigation (each, a "CALGL" and, together with the CALGZs, the "CalFed Securities"); and

  WHEREAS, GSB has announced its intention to distribute Litigation Tracking Warrants, each representing the right to receive a pro rata distribution of shares of Golden State Common Stock with an aggregate value equal to the a percentage, set forth in the Warrant Agreement relating to such Warrants, of the net after-tax proceeds of the Glendale Litigation (each, a "GSB LTW"), which distribution is expected to take place prior to consummation of the Merger; and

  WHEREAS, GSB, through its subsidiaries, will, after giving effect to the distribution of the GSB LTWs and the CalFed Securities, retain an interest in the proceeds of the Glendale Litigation and the CalFed litigation, respectively; and

  WHEREAS, the parties hereto intend that the Goodwill Litigation be pursued, prosecuted, managed and conducted in a manner that is consistent with the best interests of the holders of the GSB LTWs, the CalFed Securities, the Banks and the Company; and

  WHEREAS, the parties hereto have agreed to conduct the Goodwill Litigation as provided in this Management Agreement in connection with the execution of the Agreement and Plan of Reorganization, dated February, 1998, by and among First Nationwide (Parent) Holdings, a Delaware corporation, First Nationwide Holdings, Inc. a Delaware corporation, First Gibraltar Holdings, Inc., a Delaware corporation, Hunter's Glen/Ford, Ltd. and GSB (the "Agreement") (capitalized terms used but not otherwise defined in this Management Agreement shall have the meanings ascribed to them in the Agreement);

  NOW, THEREFORE, the parties agree as follows:

                                  ARTICLE 1.

                 PURSUIT AND MANAGEMENT OF GOODWILL LITIGATION

  1.1 In order to assure that those parties with prior knowledge of and experience regarding the Goodwill Litigation, including the facts forming the basis for the claims underlying the Goodwill Litigation and regarding the strategies developed to pursue those claims, remain involved in the Goodwill Litigation, the parties hereto agree that the Company shall, effective as of the Effective Time, employ and retain Stephen J. Trafton and Richard A. Fink (the "Litigation Managers") as Litigation Managers with respect to the Glendale Litigation, and that the Company shall employ and retain Messrs. Trafton and Fink as Litigation Managers with respect to the CalFed Litigation.

  1.2 The Litigation Managers, on behalf of the holders of the GSB LTWs (the "GSB Holders"), Glendale Federal and the Company from and after the Effective Time, shall be granted authority, subject to the terms of this Management Agreement, to prosecute, appeal, negotiate, resolve, settle, compromise, arbitrate or otherwise pursue the Glendale Litigation, in whole or in part, and to oversee for Glendale Federal and the Company the matters related to the GSB LTWs and the recovery, disposition or other handling of any proceeds of the Glendale Litigation and any expenses thereof (except with respect to the tax treatment of the receipt or payment of any recovery, proceeds or expenses), subject to and in accordance with the provisions of this Management Agreement.

  1.3 The Litigation Managers, on behalf of the holders of the CalFed Securities (the "CalFed Holders" and, together with the GSB Holders, the "Holders"), California Federal and the Company from and after the Effective Time shall be granted authority, subject to the terms of this Management Agreement, to prosecute, appeal, negotiate, resolve, settle, compromise, arbitrate or otherwise pursue the CalFed Litigation, in whole or in part, and to oversee for the Surviving Bank and the Company the matters related to the CalFed Certificates and the recovery, disposition or other handling of any proceeds of the CalFed Litigation and any expenses thereof (except with respect to the tax treatment of the receipt or payment of any recovery, proceeds or expenses), subject to and in accordance with the provisions of this Management Agreement.

  1.4 As of and following the Effective Time, the Board of Directors of the Company will establish a Glendale Litigation committee (the "Glendale Committee") and a CalFed Litigation committee (the "CalFed Committee"). As of and following the Effective Time, the powers and rights of the Board of Directors of the Company shall be vested in the Glendale Committee with respect to all matters related to the Glendale Litigation and the GSB LTWs and in the CalFed Committee with respect to all matters related to the CalFed Litigation and the CalFed Certificates. The Litigation Managers will report directly to the Glendale Committee with respect to matters related to the Glendale Litigation and the GSB LTWs, and will report directly to the CalFed Committee with respect to matters related to the CalFed Litigation and the CalFed Certificates.

  1.5 The CalFed Committee may at any time, or from time to time, reduce or terminate any or all of the specific powers of one or both of the Litigation Managers with respect to the CalFed Litigation and in such event shall provide prior written notice thereof to such Litigation Manager or Litigation Managers. The decision of the CalFed Committee in this respect shall not be subject to arbitration, dispute or litigation. Any dimunition of the powers of the Litigation Managers shall not reduce any compensation due to the Litigation Managers under this Agreement.

                                  ARTICLE 2.

                            THE LITIGATION MANAGERS

  2.1 (a) Subject to the terms of this Agreement, the Litigation Managers shall have all power to carry out in their sole discretion their responsibilities pursuant to Article 1 hereof, subject to (a) periodic consultation with the Glendale Committee as to the Glendale Litigation and with the CalFed Committee as to the CalFed Litigation and (b) the approval of the Glendale Committee (with respect to the Glendale Litigation) or the CalFed

Committee (with respect to the CalFed Litigation) with respect to any final settlement of the Glendale Litigation or the CalFed Litigation, any decision to permanently abandon or otherwise cease to prosecute the Glendale Litigation or the CalFed Litigation or any decision to expend funds of the Company or the Surviving Bank. The powers and authority of the Litigation Managers shall include, without limitation, the power and authority to, and the Litigation Managers shall:

    (i) without prior or further authorization, to control and exercise authority over, subject to the terms of the GSB LTWs and the CalFed Securities, the management and conduct of the Glendale Litigation and the CalFed Litigation and matters relating to the GSB LTWs and the CalFed Securities;

    (ii) to coordinate and manage the application for any regulatory, stock exchange, stock market or other approvals or the making of any filings required to carry out the transactions contemplated by the GSB LTWs or the CalFed Certificates, including without limitation directing the Company to issue the shares of common stock of the Company or any successor thereto upon exercise of the GSB LTWs;

    (iii) to authorize the payment by the Company or its subsidiaries of expenses relating to the Glendale Litigation and the GSB LTWs, or to the CalFed Litigation and the CalFed LTWs, as the case may be;

    (iv) to retain counsel and advisors, including accountants, investment bankers, experts, transfer agents, escrow agents, consultants, and other assistances, in connection with the Goodwill Litigation or the GSB LTWs or the CalFed Certificates (or any other matters contemplated by this Management Agreement), or to retain sub-managers or other agents, and to cause the same to be reasonably compensated by the Company or its subsidiaries for services rendered;

    (v) to enter into contracts, agreements, commitments and other arrangements and to execute pleadings, affidavits and other court documents, and to participate in, initiate or request settlement or other conferences, hearings or discussions on behalf of the Company, or Glendale Federal or California Federal or their successors, necessary or appropriate to carry out their responsibilities hereunder;

    (vi) subject to Section 2.1(b), to make any determinations or valuations contemplated by the terms of the GSB LTWs or that are otherwise required to be made in order to fulfill the intent of the terms of such securities;

    (vii) with respect to any non-cash proceeds of the Goodwill Litigation, to sell, convey, transfer, assign, pledge, encumber or liquidate on behalf of the Company such non-cash proceeds or any part thereof or any interest therein, upon such terms and for such consideration as the Litigation Managers in their sole and absolute discretion deem desirable, and to file on behalf of the Company such documents as are customarily required to effect any of the foregoing, including the filing of necessary UCC financing statements; and

    (viii) to publish or mail, or cause to be published or mailed, any notices contemplated by the GSB LTWs or the CalFed Securities or otherwise deemed advisable by the Litigation Managers in connection with such securities.

Notwithstanding anything contained in this Management Agreement that may be deemed to be to the contrary, the Board of Directors of the Company shall (solely through the Glendale Committee in the case of the Glendale Litigation and the GSB LTWs) have and maintain ultimate authority with respect to all matters relating to the Goodwill Litigation, the GSB LTWs and the CalFed Securities, and nothing contained herein shall be deemed to relieve the Board of Directors (or, with respect to matters related to the Glendale Litigation and the GSB LTWs, the Glendale Committee) of any of its rights, authorities or obligations under applicable law or to create any obligations in conflict with or in derogation of such rights, authorities or obligations.

  (b) Any determinations or valuations contemplated by the terms of the GSB LTWs or the CalFed Securities or that are otherwise required to be made in order to fulfill the intent of the terms of such securities (including without limitation determination of the "Adjusted Litigation Recovery," as such term is used in the GSB LTWs and the CALGLs, or the "Litigation Recovery," as such term is used in the CALGZs, or whether or when any event triggering any obligations thereunder has occurred) shall be made in the first instance by the Litigation Managers. Such determinations and valuations of the Litigation Managers shall be subject to review by the

Glendale Committee (in the case of the GSB LTWs) or the CalFed Committee (in the case of the CalFed Securities), the decision of which Committee in respect of such matters shall be final and binding on the Company and the Holders, absent manifest error. In making such determinations or valuations the Litigation Managers shall be entitled to retain such accountants, investment bankers, counsel or other advisers and experts as they deem appropriate, and shall be fully protected in relying upon the foregoing in such connection.

  (c) During his employment as Litigation Manager, each Litigation Manager shall be an Executive Vice President of the Company and shall be entitled to
(i) receive from the Company an annual salary of $600,000, payable monthly, in the case of Mr. Trafton, and an annual salary of $400,000, payable monthly, in the case of Mr. Fink; (ii) participation in employee welfare benefit plans, deferred compensation and other plans, policies and perquisites, in each case on a basis no less beneficial than that made available to any other Executive Vice President of the Company or its successors (other than participation in any stock option plan, the Severance Pay Plan for Executive Officers or in the Deferred Executive Compensation Plan of the Company); and (iii) office space comparable to such space as is presently provided to such individuals by GSB in such location as Messrs. Trafton and Fink may reasonably specify, secretarial and clerical assistance, travel allowance and expense reimbursement, in each case no less beneficial than made available to any other Executive Vice President of the Company or its successors. In addition, in consideration for their services hereunder and for the restrictions imposed by the noncompetition and nonsolicitation provisions set forth in Section 6.2 hereof, Stephen J. Trafton shall be entitled to the benefits set forth with respect to him on Schedule 2.1(c)(i) hereto (the "Trafton Benefits") and Richard A. Fink shall be entitled to the benefits set forth with respect to him on Schedule 2.1(c)(ii) hereto (the "Fink Benefits"). The cost to the Company or any of its subsidiaries of any of the compensation payable or benefits due to the Litigation Managers contemplated by this Section 2.1(c) (including without limitation Schedules 2.1(c)(i) and 2.1(c)(ii)) or Section 2.1(d) shall be deemed to be expenses of the Glendale Litigation and the GSB LTWs (to the extent related thereto) or the CalFed Litigation and the CalFed Securities (to the extent related thereto) for purposes of determining the amount of any proceeds payable or securities issuable to the Holders under the GSB LTWs or the CalFed Securities, as the case may be.

  (d) In addition to the compensation contemplated by Section 2.1(c), the Litigation Managers shall each be entitled (and shall be fully vested in such entitlement) to receive out of any recovery pursuant to the Goodwill Litigation an incentive fee in an amount equal to 0.25% of the aggregate value of the pre-tax recovery including post-judgment interest (whether paid in cash or noncash consideration, or in a lump sum or in installments) in respect of each of the Glendale Litigation (the "Glendale Incentive Fee") and the CalFed Litigation (the "CalFed Incentive Fee" and, together with the Glendale Incentive Fee, the "Incentive Fees"). If any recovery is paid, in whole or in part, in a form other than cash or other than in a single lump sum, the Litigation Managers shall determine in the first instance the value of such recovery, subject to review by the Glendale Committee (in the case of the Glendale Litigation) or the CalFed Committee (in the case of the CalFed Litigation). The Glendale Incentive Fee and the CalFed Incentive Fee, as the case may be, shall be payable upon the receipt of a final nonappealable judgment or in the event of a final settlement (a "Final Resolution") of the Glendale Litigation or the CalFed Litigation, respectively (whether or not any consideration in respect of such judgment or settlement has been received as of such time). Notwithstanding the foregoing, a Litigation Manager shall be divested of his right to receive such Litigation Manager's share of the Glendale Incentive Fee or CalFed Incentive Fee if his employment hereunder in respect of the Glendale Litigation or the CalFed Litigation, respectively, is terminated prior to the date of a Final Resolution (1) by such Litigation Manager other than for Good Reason (as defined herein), death or incapacity, or (2) by the Company for Cause (as defined herein).

  (e) Each of the Litigation Managers may be removed from his position as such (including as an Executive Vice President of the Company) with respect to the Glendale Litigation or the CalFed Litigation or both, but only for Cause and only upon the unanimous vote of the Glendale Committee (with respect to the Glendale Litigation) or the CalFed Committee (with respect to the CalFed Litigation) as to such removal (provided that any Litigation Manager shall cease to be an Executive Vice President of the Company upon removal as to both the Glendale Litigation and the CalFed Litigation). The Company or a Committee shall have "Cause" to terminate a Litigation Manager's employment hereunder only upon (i) the conviction of the Litigation Manager for the commission of a felony involving dishonesty with respect to the Company or the Holders or (ii) gross and willful misconduct undertaken in bad faith by the Litigation Manager that is demonstrably and materially injurious to the Company or to the economic interests of the Holders as a group. Further, no breach, act or failure to act on the Litigation Manager's part shall constitute "Cause" if such breach, act or failure to act resulted from the Litigation Manager's incapacity due to physical or mental illness or any such actual or anticipated breach, act or failure to act resulted from a resignation by the Litigation Manager for Good Reason.

  (f) A Litigation Manager may terminate his employment hereunder as to either or both of the Glendale Litigation and the CalFed Litigation for "Good Reason." "Good Reason" shall mean (i) a material breach by the Company of a material obligation of the Company under this Management Agreement after the Litigation Manager has given the Company notice of the breach within 90 days of the breach and the Company has not remedied the breach in accordance with the next sentence or (ii) the existence of a conflict of interest not due to any misconduct by the Litigation Manager which in the reasonable judgment of the Litigation Manager renders inappropriate the Litigation Manager's employment hereunder with respect to either the Glendale Litigation or the CalFed Litigation. A breach described in this clause includes, without limitation, (i) a detrimental alteration to the terms of the Litigation Manager's employment as described herein, (ii) any reduction in the Litigation Manager's annual salary or other fees, benefits or working conditions described herein or the failure of the Company to pay when due to the Litigation Manager any salary or fee or other benefits referred to in this Management Agreement, (iii) the failure of the Company to obtain an agreement reasonably satisfactory to the Litigation Manager from any successor to the Company to assume and agree to perform this Management Agreement, or if the business for which the Litigation Manager's services are principally performed is sold or transferred, the failure of the Company to obtain such an agreement from the purchaser or transferee of such business or (iv) any termination of the Litigation Manager's employment which is not effected pursuant to the terms of this Management Agreement and which is not remedied within 30 days after receipt of written notice from the Litigation Manager delineating each such claimed breach and setting forth the Litigation Manager's intention to terminate employment if such breach is not remedied; provided, that if the specified breach cannot reasonably be remedied within such 30-day period and the Company commences reasonable steps within such 30-day period to remedy such breach and diligently continues such steps thereafter until a remedy is effected, such breach shall not constitute "Good Reason" provided that such breach is remedied within 60 days after receipt of written notice.

  (g) In the event of the removal, resignation, retirement, death or incapacity of a Litigation Manager with respect to the Glendale Litigation, the CalFed Litigation or both, such Litigation Manager shall not be replaced and the remaining Litigation Manager shall continue to serve in such capacity until such service is terminated pursuant hereto. Resignation or removal as to one of the Goodwill Litigations shall not affect a Litigation Manager's rights, powers, privileges, immunities or obligations hereunder with respect to the Goodwill Litigation as to which such Litigation Manager has not resigned or been removed. In the event that a Litigation Manager resigns or is removed or ceases to serve in such capacity for any reason, the remaining Litigation Manager shall be entitled to such former Litigation Manager's rights hereunder in respect of compensation and otherwise, including salary and any forfeited portion of the Incentive Fees, provided that only Stephen J. Trafton shall be entitled to the Trafton Benefits, and only Richard A. Fink shall be entitled to the Fink Benefits.

  (h) At such time as there are no Litigation Managers with respect to the Glendale Litigation (or the remaining Litigation Manager has informed the Company in writing that such Litigation Manager intends to retire, resign or otherwise cease to serve in such capacity), the Glendale Committee, by majority vote, shall be authorized to appoint a successor Litigation Manager or Litigation Managers with respect to the Glendale Litigation and the GSB LTWs. At such time as there are no Litigation Managers with respect to the CalFed Litigation (or the remaining Litigation Manager has informed the Company in writing that such Litigation Manager intends to retire, resign or otherwise cease to serve in such capacity), the CalFed Committee, by majority vote, shall be authorized to appoint a successor Litigation Manager or Litigation Managers with respect to the CalFed Litigation and the CalFed Securities.

  2.2 California Federal, GSB and Glendale Federal, and their respective successors, shall cooperate with the Litigation Managers with respect to the duties and responsibilities of the Litigation Managers hereunder and, without limiting the generality of the foregoing, shall provide the Litigation Managers with such access to their books, records, offices and other facilities and to their employees, agents, attorneys and independent accountants as the Litigation Managers shall reasonably require for the purpose of performing their respective duties and exercising their powers hereunder. The Litigation Managers shall have the authority on behalf of the Company and its subsidiaries, as the case may be, to consult with and instruct attorneys of California Federal and Glendale Federal in connection with the CalFed Litigation and the Glendale Litigation, respectively. GSB agrees to use its reasonable best efforts to cause the relevant officers, employees, agents and representatives of the Surviving Bank and its successors to be available to provide testimony and to execute documents, in each case required in the reasonable judgment of the Litigation Managers, for the purpose of prosecuting the Goodwill Litigation, including execution of any complaints, motions, answers and other pleadings, affidavits, requests and notices, other than pursuant to instructions that are determined to be unreasonable by the Glendale Committee or the CalFed Committee, as applicable.

  2.3 (a) The Company shall provide the Litigation Managers and the Committees with drafts of any tax return, report, declaration or certification (each, a "Tax Return") reporting, reflecting or relating to any Final Resolution or receipt of proceeds in respect thereof at least 30 days prior to the date such Tax Return is required to be filed. The Litigation Managers shall provide comments upon such Tax Returns within 10 days of the receipt thereof, and the Company shall give due consideration of such comments of the Litigation Managers as are provided within such period.

  (b) The Committees (as defined in the Agreement), in consultation with the KPMG Peat Marwick LLP (or any successor thereto), shall review (i) any Tax Return, audit, contest, claim, proceeding or inquiry with respect to taxes arising from or relating to (A) any Final Resolution or receipt of proceeds in respect thereof or (B) the distribution of the CalFed Securities or the GSB LTWs or any payment in respect of the CalFed Securities or (ii) matters related to any responsibility of KPMG Peat Marwick LLP (or any successor thereto) under Section 1.6 of the Agreement.

  (c) The Company shall use its best efforts not to take any action that would or would be reasonably likely to have the effect of increasing the tax benefits or decreasing the tax burden associated with (i) any Final Resolution of the CalFed Litigation or the receipt of proceeds in respect thereof or (ii) the distribution of the CalFed Securities or any payment in respect of the CalFed Securities, at the cost of decreasing the tax benefits or increasing the tax burden associated with (i) any Final Resolution of the Glendale Litigation or receipt of proceeds in respect thereof or (ii) the distribution of the GSB LTWs.

                                  ARTICLE 3.

                                THE COMMITTEES

  3.1 (a) The initial members of the Glendale Committee shall be the GSB
Directors. The initial members of the CalFed Committee shall be [   ]. Each of
the Glendale Committee and the CalFed Committee shall at all times have at least two members, and all such members shall be members of the Board of Directors of the Company and of the federal savings bank that is the surviving corporation in the merger of Glendale Federal and California Federal pursuant to the Agreement (the "Bank"); provided, however, that members of the Committees shall not be required to be members of such Boards of Directors after a Change of Control of the Company (it being understood that any such Change of Control shall not diminish, to the extent permitted under applicable law, the rights and powers of such Committee members hereunder). In order to maintain continuity in respect of the prosecution of the Goodwill Litigation, the Board of Directors of the Company shall, subject to Section 3.3 hereof, nominate the persons who are members of the Committees from time to time to be elected to further terms as Directors of the Company or of the Bank, as the case may be, it being the understanding of the parties hereto that continuity of membership on such Committees is in the best interests of the Company and the Holders.

  For the purpose of this Management Agreement, a "Change of Control" shall mean:

    (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of 50% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that such acquisitions by any of First Gibraltar Holdings, Inc. or Hunter's Glen/Ford, Ltd., their respective successors or any affiliate or associate of the foregoing (each, an "FGH Entity") shall not constitute a "Change of Control" hereunder; or

    (ii) Individuals who, as of the Effective Time, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

    (iii) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding the Company, such corporation resulting from such Business Combination or the FGH Entities) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

    (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

  The Company agrees not to effect or allow to be effected any Change of Control unless any acquiror or successor in such Change of Control agrees to take such actions as are necessary and appropriate to assure that the rights of the Litigation Managers hereunder, as well as the rights of the Holders, are honored and not affected in any adverse manner.

  (b) Except as otherwise expressly provided herein, each Committee may act only with the concurrence of a majority of its members; provided, however, that a Committee may, in its discretion, designate a Chairman to act as the administrative Committee member. A Committee may delegate to its Chairman such authority as the Committee may determine.

  3.2 Each member of the Committees shall be entitled to receive reasonable fees for service thereon as determined by the Board of Directors of the Company from time to time, but in no event less than the highest fees received by members of other committees of the Board of Directors of the Company.

  3.3 If any member of a Committee shall resign, die or become incapacitated, or shall otherwise become unable to act as a member of such Committee, a majority of the remaining members of such Committee (or the remaining member, if only one) shall have the sole authority to appoint a successor. If such successor is required pursuant to Section 3.1(a) to be a member of the Board of Directors of the Company, such Board of Directors shall promptly appoint the individual chosen as successor to such Board of Directors and shall cause such individual to be nominated for election to such Board of Directors at the next meeting at which directors are to be elected (provided that such individual is reasonably acceptable to the Board of Directors of the Company). A majority of the members of a Committee may vote at any time to remove a committee member and to appoint a new member to fill the vacancy so created. A successor or a new Committee member appointed pursuant to this Section 3.3 shall be entitled to all of the rights, powers, immunities and privileges of the other members of such Committee, without the need of any further act or writing.

  3.4 Subject to Section 2.1 hereof, each Committee may commit to and shall pay its attorneys' compensation for services rendered and expenses incurred and may enter into arrangements on such terms as may be approved by such Committee with such counsel. A Committee may commit to and shall pay all such persons or entities that it retains compensation for services rendered and expenses incurred.

  3.5 Any member of a Committee and any Litigation Manager may also be a GSB Holder or a CalFed Holder or an officer, director, employee or affiliate of a GSB Holder or of a CalFed Holder and will have all the rights of such a Holder to the same extent as if he or she were not a member of the Committee.

                                  ARTICLE 4.

                              COSTS AND EXPENSES

  4.1 (a) The GSB Committee and the Litigation Managers shall have the power to authorize the expenditure by the Company of all funds deemed by the GSB Committee or the Litigation Managers to be reasonably necessary to pursue the Glendale Litigation or in respect of the GSB LTWs (it being the understanding of the parties that such funds are expected to amount to at least $10 million), such expenditures including, without limitation, all legal and other professional fees and costs incurred in connection with the Glendale Litigation, the GSB LTWs, the compensation and expense reimbursements of the Committee described in Sections 3.2 and 3.4, payment of any expenses incurred by or on behalf of the Litigation Managers pursuant hereto and the compensation of the Litigation Managers, costs and expenses of counsel and experts retained by the GSB Committee pursuant to Section 3.4, and any amounts paid pursuant to Article 5.

  (b) The CalFed Committee and the Litigation Managers shall have the power to authorize the expenditure by the Company of all funds deemed by the CalFed Committee or the Litigation Managers to be reasonably necessary to pursue the CalFed Litigation or in respect of the CalFed Securities (it being the understanding of the parties that such funds are expected to amount to at least $20 million), such expenditures including, without limitation, all legal and other professional fees and costs incurred in connection with the CalFed Litigation, the CalFed Securities, the compensation and expense reimbursements of the CalFed Committee described in Sections 3.2 and 3.4, payment of any expenses incurred by or on behalf of the Litigation Managers pursuant hereto and the compensation of such Litigation Managers, costs and expenses of counsel and experts retained by the CalFed Committee pursuant to Section 3.4, and any amounts paid pursuant to Article 5.

                                  ARTICLE 5.

                   INDEMNIFICATION; LIMITATION OF LIABILITY

  5.1 In taking any action hereunder, or in refraining therefrom, a Committee, the members thereof and the Litigation Managers shall each be protected in relying upon any notice, paper or other document reasonably believed by it or them to be genuine and signed by the proper parties, or upon any evidence reasonably deemed by it or them to be sufficient. A Committee, the members thereof and the Litigation Managers may each rely on the statements contained in such writings. In no event shall the Committee, any member thereof or the Litigation Managers be liable to the Company, any subsidiary thereof or to the CalFed Holders or GSB Holders for any action, omission, decision, determination or undertaking by such Committee, any of its members or a Litigation Manager unless it has been shown by clear and convincing evidence in a court of competent jurisdiction that such action, omission, decision, determination or undertaking was undertaken with deliberate intent to cause substantial injury to the Company or the CalFed Holders or GSB Holders or with reckless disregard for the best interests of such persons. If a Committee, any member thereof or a Litigation Manager consults with counsel or other experts in connection with its or their duties hereunder, it and they shall be fully protected by any action, omission, decision, determination or undertaking taken, suffered or permitted by it or them in good faith and in accordance with the advice of such counsel or other experts, including counsel or experts who are affiliates of one or more of the members of a Committee or of one or both Litigation Managers.

  5.2 Each member of the Committees and each of the Litigation Managers shall be indemnified and held harmless by the Company against all claims, demands, obligations, liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise (so long as the Company has approved such compromise, which approval shall not be unreasonably withheld), or as fines or penalties, and counsel fees, reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding by one or more GSB Holders or CalFed Holders or by any other person, whether civil or criminal, in which he or she may be involved, or with which he or she may be threatened, by reason of the fact that he or she is or was a Committee Member or a Litigation Manager, provided that such Committee member or Litigation Manager shall not be entitled to have such indemnification in respect of any matter as to which it shall have been shown in a court of competent jurisdiction that an action, omission, decision, determination or undertaking of a Committee member or Litigation Manager was undertaken by such person with deliberate intent to cause substantial injury to the Company or the CalFed Holders or GSB Holders or with reckless disregard for the best interests of such persons.

  5.3 Advance payments in connection with indemnification under this Article 5 shall be made by the Company, if so requested by any person entitled to indemnity pursuant to Section 5.2, provided that such indemnified person shall have given a written undertaking to repay any amount advanced by or on behalf of the Company in the event it is subsequently determined that he or she is not entitled to indemnification under the standard set forth in Section 5.2.

  5.4 The Company shall use its reasonable best efforts to cause an endorsement to its Directors and Officers insurance policy to adequately insure that each of the members of such Committee and the Litigation Managers shall be indemnified against any loss, liability or damage for which such person is entitled to be indemnified pursuant to this Article 5 and that is attributable to the Glendale Litigation or the GSB LTWs, in the case of the GSB Committee, or the CalFed Litigation or the CalFed Securities, in the case of the CalFed Committee.

  5.5 The rights accruing to any Committee member or Litigation Manager under this Article 5 shall not exclude any other right to which such person may be entitled, and, notwithstanding the other provisions of this Article 5, each Committee member and Litigation Manager shall be indemnified and insured as a director and employee of the Company to the fullest extent provided to directors and executive officers, respectively, of the Company, provided that no such indemnification or insurance shall be less favorable than that provided by GSB in favor of such persons as of the date hereof.

                                  ARTICLE 6.

                           AMENDMENTS; MISCELLANEOUS

  6.1 This Management Agreement may be amended from time to time, but only by an instrument in writing executed by the parties hereto or their successors and approved by resolution of a majority of the members of each Committee; provided, however, that any amendment or other modification of this Management Agreement that would result in any change to, or any provision inconsistent with, a provision of this Management Agreement that contemplates Committee action by more than a majority of the members thereof shall not be amended except by an instrument in writing executed by the parties hereto or their successors and approved by resolution of such higher number of the members of each Committee.

  6.2 (a) Subject to Section 6.2(b), nothing in this Management Agreement shall be construed to prevent service by any Litigation Manager as a director or employee of, or a consultant to, a financial institution or other business, other than the Company.

  (b) As of the Effective Time and for three years thereafter, neither Litigation Manager will directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, any business principally engaged in the savings and loan or federally insured thrift business in California which is in material competition with the business conducted by the Company. Ownership for personal investment purposes only of less than 5% of the voting stock of any publicly held corporation shall not constitute a violation hereof.

  (c) As of the Effective Time and for three years thereafter, neither Litigation Manager will, directly or indirectly, solicit for employment by other than the Company any person employed by the Company at the Effective Time, nor will either Litigation Manager, directly or indirectly, solicit for employment by other than the Company any person known by such Litigation Manager to be employed at the time by the Company.

  (d) Each Litigation Manager shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company, which shall have been obtained by the Litigation Manager during his employment by the Company and which shall not be or become public knowledge (other than by acts by the Litigation Manager in violation of this Management Agreement). After termination of the Litigation Manager's employment with the Company, the Litigation Manager shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 6.2 constitute a basis for deferring or withholding any amounts otherwise payable to a Litigation Manager under this Management Agreement.

  6.3 This Management Agreement and the Agreement constitute the entire agreement among the parties and their affiliates with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties and their affiliates or any of them with respect to the subject matter hereof, and nothing in this Management Agreement shall be deemed to create any fiduciary or additional obligations on the part of any person in favor of the Holders or to affect in any manner the rights of the Holders under the GSB LTWs and the CalFed Securities (and, without limiting the foregoing, no Litigation Manager shall be deemed to owe a fiduciary duty to the Company or the Holders as a result of their service as such hereunder).

  6.4 This Management Agreement, and all of the provisions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors (including without limitation any transferee of all or substantially all of the assets of a party hereto or the entity resulting from or surviving a Change of Control or succeeding to a party hereto in such Change of Control) and assigns, but the obligations and responsibilities of the Litigation Managers under this Management Agreement with respect to the Glendale Litigation and the GSB LTWs, on the one hand, or the CalFed Litigation and the CalFed Certificates, on the other hand, shall not be assigned by such Litigation Managers without the prior consent of the Company.

  6.5 The parties hereto hereby agree to execute, acknowledge and deliver such further agreements and instruments and to do such further acts, or to cause their respective affiliates to execute, acknowledge and deliver such further agreements and instruments and to do such further acts, as may be necessary or proper to effectively carry out the purposes and intents of this Management Agreement.

  6.6 Any provision of this Management Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable any such provision in any other jurisdiction.

  6.7 This Management Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the applicable laws of the United States of America, without reference to principles of conflict of laws. The captions of this Management Agreement are not part of the provisions hereof and shall have no force or effect.

  6.8 All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

  If to the Litigation Managers:

    [Address]
    Stephen J. Trafton
    Richard A. Fink

  If to the Company or the Surviving Bank:

    [Golden State Bancorp Inc.]

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

  6.9 The parties hereto agree that irreparable damage would occur in the event that the provisions of this Management Agreement were not performed by the Company in accordance with its specific terms or otherwise breached. Accordingly, it is agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Management Agreement and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which they are entitled at law or in equity.

  6.10 This Management Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

  6.11 Any dispute or controversy arising under or in connection with this Management Agreement (relating to any issue other than the compensation, fees or benefits of the Litigation Managers hereunder, including without limitation the matters contemplated by Sections 2.1(c) (and the schedules referred to therein) and 2.1(d) hereunder) shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Los Angeles, California, in accordance with the rules of the American Arbitration Association then in effect or of such similar organization as the parties hereto may mutually agree. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company agrees to pay, as incurred, all legal or arbitration fees and expenses which a Litigation Manager may reasonably incur as a result of any proceeding with respect to such enforcement hereunder, plus interest on any delayed payment at the rate set forth in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended.

  6.12 This Agreement shall automatically terminate and be of no further force or effect upon the earlier to occur of (a) the termination of the Agreement in accordance with its terms or (b) the occurrence of all of the following events: (i) a final nonappealable judgment or order in or a final settlement of the Goodwill Litigation, (ii) fulfillment of all obligations to the Holders under the terms of the GSB LTWs and the CalFed Securities and (iii) the payment of all amounts owing hereunder to the Litigation Managers in respect of the subject matter of this Management Agreement (except that, in the case of a termination pursuant to clause (b), (A) the provisions of Sections 5.2 and 5.3 shall continue for a period of six years following such termination; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim, and (B) the obligations of the Company set forth in Schedules 2.1(c)(i) and 2.1(c)(ii) to this Management Agreement shall survive such termination.

  IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement, or caused this Management Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          Golden State Bancorp Inc.

                                                 /s/ Stephen J. Trafton
                                          By: _________________________________
                                          Name: Stephen J. Trafton
                                          Title: Chairman and Chief Executive
                                           Officer

                                          Glendale Federal Bank, Federal
                                          Savings Bank

                                                 /s/ Stephen J. Trafton
                                          By: _________________________________
                                          Name: Stephen J. Trafton
                                          Title: Chairman and Chief Executive
                                           Officer

                                          California Federal Bank, A Federal
                                          Savings Bank

                                                    /s/ Carl B. Webb
                                          By: _________________________________
                                          Name: Carl B. Webb
                                          Title: President and Chief Operating
                                           Officer

                                          /s/ Stephen J. Trafton
                                          -------------------------------------
                                          Stephen J. Trafton

                                          /s/ Richard A. Fink
                                          -------------------------------------
                                          Richard A. Fink

                                                             SCHEDULE 2.1(C)(I)

  Notwithstanding any provision of the Management Agreement or the Agreement to the contrary, Stephen J. Trafton ("Trafton") shall be provided with the following benefits:

  1. Retirement Benefit. Trafton shall be entitled to an annual pension benefit of $1,000,000 (the "Pension Benefit"), payable, at Trafton's election, in one of the forms and commencing at the times described herein: (i) the Pension Benefit payable monthly in advance commencing on Trafton's 60th birthday and for the rest of his life; (ii) the actuarial equivalent of the Pension Benefit, payable in a lump sum on Trafton's 60th birthday; or (iii) the actuarial equivalent of the Pension Benefit payable upon Trafton's termination of employment as a Litigation Manager for any reason, either in a lump-sum or on an annuity basis, and actuarially reduced to take into account commencement prior to Trafton's 60th birthday. In the event Trafton's Pension Benefit is payable in accordance with clauses (ii) or (iii) of the foregoing sentence, the amount of such benefit shall be determined in good faith based on reasonable assumptions by the Company's actuaries. Upon Trafton's death and provided that the Pension Benefit has not previously been paid as a lump-sum, his spouse, should she survive him, shall be entitled to an annual pension benefit of 50% of the Pension Benefit, payable monthly in advance. Trafton shall be fully vested in the Pension Benefit at the Effective Time.

  2. Medical Benefits. Notwithstanding anything to the contrary contained in
Section 2.1(c) of the Management Agreement, during Trafton's employment as Litigation Manager and thereafter, upon Trafton's termination of employment for any reason, for the remainder of Trafton's life and the life of his spouse, he and his spouse shall be provided with medical benefits at the Company's expense pursuant to an indemnity plan reasonably acceptable to Trafton (the "Medical Benefits"). Trafton shall be fully vested in the Medical Benefits at the Effective Time.

  3. Enforceability. The provisions of this Schedule 2.1(c)(i) are for the benefit of Trafton and shall be enforceable by him against the Company in a court of competent jurisdiction. The Company agrees to pay, as incurred, all legal fees and expenses which Trafton may reasonably incur as a result of any proceeding with respect to such enforcement hereunder, plus interest on any delayed payment at the rate set forth in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended.

                                                            SCHEDULE 2.1(C)(II)

  Notwithstanding any provision of the Management Agreement or the Agreement to the contrary, Richard A. Fink ("Fink") shall be provided with the following benefits:

  1. Retirement Benefit. Fink shall be entitled to an annual pension benefit of $325,000 (the "Pension Benefit"), payable at Fink's election in one of the forms and commencing at the times described herein: (i) the Pension Benefit payable monthly in advance commencing on Fink's 65th birthday and for the rest of his life; (ii) the actuarial equivalent of the Pension Benefit, payable in a lump sum on Fink's 65th birthday; or (iii) the actuarial equivalent of the Pension Benefit payable upon Fink's termination of employment as a Litigation Manager for any reason, either in a lump-sum or on an annuity basis, and actuarially reduced to take into account commencement prior to Fink's 65th birthday. In the event Fink's Pension Benefit is payable in accordance with clauses (ii) or (iii) of the foregoing sentence, the amount of such benefit shall be determined in good faith based on reasonable assumptions by the Company's actuaries. Upon Fink's death and provided that the Pension Benefit has not previously been paid as a lump-sum, his spouse, should she survive him, shall be entitled to an annual pension benefit of 50% of the Pension Benefit, payable monthly in advance. Fink's Pension Benefit shall vest in two equal installments on each of the first and second anniversaries of the Effective Time and shall be fully vested on the second anniversary of the Effective Time, provided that the Pension Benefit shall be immediately and fully vested upon Fink's termination of employment as a Litigation Manager for Good Reason or without Cause or upon Fink's disability. For purposes hereof, "disability" shall have the meaning set forth in the change of control employment agreement between Fink and Glendale Federal Bank, Federal Savings Bank, dated as of December 31, 1997, as amended.

  2. Medical Benefits. Notwithstanding anything to the contrary contained in
Section 2.1(c) of the Management Agreement, during Fink's employment as Litigation Manager and thereafter, upon Fink's termination of employment for any reason, for the remainder of Fink's life and the life of his spouse, he and his spouse shall be provided with medical benefits at the Company's expense pursuant to an indemnity plan reasonably acceptable to Fink (the "Medical Benefits"). Fink shall be fully vested in the Medical Benefits at the Effective Time.

  3. Enforceability. The provisions of this Schedule 2.1(c)(ii) are for the benefit of Fink and shall be enforceable by him against the Company in a court of competent jurisdiction. The Company agrees to pay, as incurred, all legal fees and expenses which Fink may reasonably incur as a result of any proceeding with respect to such enforcement hereunder, plus interest on any delayed payment at the rate set forth in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended.

                        [LOGO]Printed on Recycled Paper

                                REVOCABLE PROXY

                           GOLDEN STATE BANCORP INC.

  The undersigned hereby appoints Stephen J. Trafton, Richard A. Fink and John
F. King, or any of them, each with full power of substitution, as the lawful proxies of the undersigned, and hereby authorizes them to represent and to vote as designated below all shares of the common stock of Golden State Bancorp Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held on April 8, 1998 and at any postponement or adjournment thereof.

  PROPOSAL:

    Amend the Company's Certificate of Incorporation to increase the total number of authorized shares of Common Stock of the Company to 250,000,000 and to effect certain amendments to the Certificate of Designations for the Noncumulative Convertible Preferred Stock, Series A, all as described in the Company's Proxy Statement dated March 4, 1998.

                       [_] FOR  [_] AGAINST  [_] ABSTAIN

    In their discretion on such other business as may properly come before the meeting or any adjournment thereof; provided, however, that no proxy which is voted against the Proposal will be voted in favor of any proposal to adjourn the Special Meeting in order to solicit additional votes in favor of the Proposal.

  IMPORTANT--PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY. THIS
                PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL.

  When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

  Whether or not you plan to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

Date:       , 1998

                                          _____________________________________
                                               (SIGNATURE OF STOCKHOLDER)

                                          _____________________________________
                                               (SIGNATURE(S) OF ADDITIONAL
                                                     STOCKHOLDER(S))

  Please sign your name exactly as it appears hereon, date and return this proxy in the reply envelope provided. If you receive more than one proxy card, please sign and return all proxy cards received.

                         PLEASE DO NOT FOLD THIS CARD

  YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE SIGN AND RETURN YOUR PROXY BY TEARING OFF THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED
                            POSTAGE PAID ENVELOPE.